UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant   ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under §240.14a-12

PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)
______________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERFICIENT

2024

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 17, 2024

DEAR STOCKHOLDERS,

Perficient's 2024 Annual Stockholder Meeting will be held at 555 Maryville University Dr., First Floor Conference Center, Saint Louis, Missouri, 63141, on May 29, 2024, at 10:00 a.m. local time. As a Stockholder, we invite you to vote on key business issues, which you can read more about on page 6.

While 2023 was more challenging than we anticipated, I am confident that in 2024 Perficient will return to a year of solid growth. We're making strategic investments to further enhance our client relationships, enhance our offerings, expand our teams, and drive our business forward – on a global scale.

GROWING OUR CLIENT RELATIONSHIPS

We continue to win larger engagements with the world's biggest brands. In 2023, we closed the largest client engagement in company history with a major healthcare firm. We remain well-diversified from a client, industry, and platform perspective. Healthcare and financial services remain our strongest verticals, and we're seeing momentum in manufacturing and automotive as well.

GROWING OUR OFFERINGS AND EXPERTISE

In 2023, Perficient launched our Generative AI Innovation Group. This team of global experts is developing applications like commerce-focused chat recommendations, search platform use cases, regulatory document summarizations, market research collection, and User Interface personalization. We also enhanced our proprietary Envision Online platform, introducing a broader spectrum of tools and business capabilities that cater to the evolving needs of modern enterprises

GROWING OUR TEAMS AND CULTURE

We're also continuing to invest in our people. In 2023, we expanded our Growth for Everyone career development tools and resources. We launched our fourth Employee Resource Group, LiveWell, to support our colleagues with physical, emotional, and financial curriculums and content, deployed new internal platforms to drive collaboration and productivity, and provided meaningful opportunities for colleagues to give back to the community

OUR GLOBAL DEPTH MAKES US UNIQUE

Our enterprise customers value Perficient's global talent and fully integrated delivery. In 2023, Perficient entered into an agreement to acquire SMEDIX, Inc., a medical device software engineering firm with substantial operations in Cluj-Napoca, Romania. This European expansion, which closed in early 2024, further solidifies us as a firm with true global depth across the world.

Our people, global delivery model, and expertise across technologies, partners, and functions make us truly unique. Perficient is as well-regarded and well-positioned as we've ever been, and I'm confident that 2024 will be a year of solid growth and achievement.

Thank you for your support of Perficient.

Sincerely,

Tom Hogan

President and CEO

Some of the statements contained in this letter that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook. Those statements only reflect our predictions. Actual events or results may differ substantially and we are under no duty to update our statement.

PERFICIENT, INC.
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at 555 Maryville University Dr., First Floor Conference Center, Saint Louis, Missouri, 63141, on May 29, 2024 at 10:00 a.m. local time, for the following purposes:

1	2	3	4

To elect eight directors to hold office for a term of one year or until their successors have been duly elected and qualified	To approve, on an advisory basis, a resolution relating to the 2023 compensation of the named executive officers as disclosed in the accompanying Proxy Statement	To ratify KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year	To transact such other business as may properly come before the meeting or any adjournment thereof

Vote FOR ALL	Vote FOR	Vote FOR

The Board of Directors of Perficient has fixed the close of business on April 5, 2024 as the record date for the determination of Company stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of, and to vote at, the 2024 Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the 2024 Annual Meeting will be available for inspection at 555 Maryville University Dr., Suite 600, Saint Louis, Missouri, 63141, during ordinary business hours for the ten-day period prior to the 2024 Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the 2024 Annual Meeting.

Whether or not you plan to attend the 2024 Annual Meeting, you are asked to complete, sign, and date a proxy and return it promptly by mail or, alternatively, to vote your proxy by telephone or the Internet according to the instructions on your proxy card. You may revoke your proxy at any time prior to the 2024 Annual Meeting. If you decide to attend the 2024 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2024 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2024.

The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com and at www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

By Order of the Board of Directors

/s/ Cameron D. Walbert
Cameron D. Walbert
Secretary

April 17, 2024

PERFICIENT, INC.
Proxy Statement for Annual Meeting of Stockholders

Wednesday, May 29, 2024 10:00 am Local time	555 Maryville University Dr., First Floor Conference Center, Saint Louis, Missouri 63141

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the 2024 Annual Meeting of Stockholders (the “Meeting”) to be held on May 29, 2024 at 555 Maryville University Dr., First Floor Conference Center, Saint Louis, Missouri, 63141, at 10:00 a.m. local time, and at any adjournment or postponement thereof. The principal executive offices of Perficient are located at 555 Maryville University Dr., Suite 600, Saint Louis, Missouri, 63141.

This Proxy Statement and the accompanying Notice and Proxy, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), as applicable, are being mailed to stockholders on or about April 17, 2024. The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and the Company’s 2023 Annual Report. The E-Proxy Notice also contains instructions on how to request a paper copy of the Company’s 2023 Annual Report, this Proxy Statement and a proxy card.

ABOUT PERFICIENT

Overview

Perficient is a global digital consultancy transforming how the world’s biggest brands connect with customers and grow their businesses. Our work enables clients to deliver experiences that surpass customer expectations; become more human-centered, authentic, and trusted; innovate through digital technologies; outpace competition; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs.

DRIVEN BY
OUR PURPOSE
To thrill our clients with innovation and impact – and deliver value with bright minds and deep expertise.

To be the world’s leading consulting firm.

INSPIRED BY
OUR VALUES
Integrity	Innovation	Clients
We’re forthright and ethical.	We’re pragmatic adventurers and curious explorers. We strive for the new and thrive on the proven.	We understand instinctively that we succeed only when our customers do.

Collaboration	People	Pride
We work cooperatively and confidently. Our commitment to greatness is best achieved together.	We treasure talent, embrace effort and reward results. We cultivate a culture that challenges and champions great people.	We’re proud of Perficient. We pursue excellence on behalf of our clients, our colleagues and our stockholders – and when we achieve, it feels great.

OUR PEOPLE PROMISE
Perficient promises to challenge, champion, and celebrate our people.

Growth for Everyone	Diversity, Equity and Inclusion	Biggest Brands	Global Footprint and Genuine Connection
As a fast-growing, dynamic business, our success is because of our people. Our colleagues’ innovation and expertise propels our business forward. Our futures are written together and this prosperity creates new, exciting opportunities for career growth.	We believe in developing a workforce that is as diverse and inclusive as the clients we work with. Together, we’re constantly pursuing progress, and we’re committed to actively listening, learning, and acting, to further advance our organization, our communities and our future leaders, driving towards a diverse environment of inclusion and belonging, and we’re not done yet.	We’re proud to deliver amazing digital solutions that transform the world’s most recognizable brands. Our clients trust us because of the collaborative, experienced, and entrepreneurial spirit our people bring to each project, and our colleagues get to experience the excitement and opportunities that come with partnering with big brands they can be proud of.	With teams spanning technologies and time zones, our expanding global business and inclusive culture promise to create opportunities to collaborate with top talent, while maintaining personal and collaborative relationships with colleagues you know by name. We are uniquely positioned to deliver meaningful experiences and make a collective impact on our clients, communities and one another.

To articulate the full scope of our capabilities to clients and prospects, we go to market with six primary service categories:

Together, these service categories showcase our full end-to-end digital solutions. Individually, each demonstrates our specialized capabilities. Within each category, and collectively, we deliver a deep and broad portfolio of solutions that enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to meet the changing demands of a global, digital-driven, and competitive marketplace.

Our experience in developing and delivering solutions for our clients gives us domain expertise that differentiates our Company. We use project teams that deliver high-value, measurable results by working collaboratively with clients and their partners through a user-centered, technology-based, and business-driven solutions methodology. We believe this approach enhances return on investment for our clients by reducing the time and risk associated with designing and implementing technology solutions.

We serve our Global 2000 and other large enterprise clients from locations in multiple markets throughout North America and through domestic and global delivery centers and by leveraging an experienced sales team that is connected through a common service portfolio, sales process, and performance management system. Our sales process utilizes project pursuit teams that include those colleagues best suited to address a particular prospective client’s needs. Our primary target client base includes companies in North America with annual revenues in excess of $1 billion. We believe this market segment can generate the repeat business that is a fundamental part of our growth plan. We primarily pursue solution opportunities where our domain expertise and delivery track record give us a competitive advantage.

In 2023, we continued to implement a strategy focused on:

1	2	3	4

Expanding our relationships with existing and new clients
Strengthening our multi-shore delivery capabilities by entering into an agreement in October to acquire SMEDIX, Inc., an approximately $12 million revenue healthcare software engineering firm headquartered in San Diego, California, with offshore operations located in Cluj-Napoca, Romania with the acquisition closing in January 2024
		Delivering solutions primarily via thousands of skilled strategists and technologists in the U.S., Latin America, and India	Leveraging our existing (and pursuing new) strategic alliances by targeting leading business advisory companies and technology providers

Our multi-shore, fully integrated global delivery approach continues to be a key driver of growth and a compelling differentiator in the market.

Approximately 96%, 97%, and 97% of our revenues were derived from clients in the United States during the years ended December 31, 2023, 2022, and 2021, respectively.

We provide services primarily to the healthcare (including pharma and life sciences), financial services (including banking and insurance), manufacturing, automotive, communications, media and technology, consumer markets, and energy and utilities markets.

Diversity and Social Initiatives
As of December 31, 2023;

of our workforce is made up of women	of our workforce identifies as Asian, Hispanic or Latinx, Black or African American, American Indian or Alaskan Native, or two or more races.

We believe our diversity is reflective of our industry in our operating markets. We support our people in making a difference through active involvement in activities that strengthen the community. Our employees’ community support includes preparing women for careers in the tech industry through our global Employee Resource Group,

Women in Tech, which connects women across the Company, facilitates career growth, and builds a community dedicated to supporting fellow colleagues. In 2021, Perficient also introduced its ‘Giving’ Employee Resource Group, which inspires philanthropic action and generosity, while capturing and celebrating the time, talent and skills Perficient and its colleagues commit to helping those in need and making the world a better place. Perficient and its colleagues support a wide variety of initiatives and causes, but we place an emphasis on the priorities of advancing STEM (science, technology, engineering and math) education and improving health and well-being. Additionally, we support our community through Perficient Bright Paths, a program designed to create technology career opportunities for underrepresented constituencies and communities in the United States. Furthermore, in collaboration with the Mark Cuban Foundation, the Company hosted Artificial Intelligence (“AI”) Bootcamps for high school students about AI fundamentals to increase AI literacy and understanding. In 2023, we launched Perficient’s Cultural Connections Employee Resource Group, which allows our colleagues to explore, understand, and advance the cultural differences that help to shape our workforce and perspectives, and aims to cultivate a culture of inclusivity and allyship throughout Perficient around the globe.

Environmental Initiatives

We are also committed to protecting the environment and operating our business in a responsible and sustainable manner. To implement this commitment, we have adopted various policies and initiatives. We created a “Perficient Green Team” to identify and implement opportunities for Perficient employees to recycle more, waste less, and support environmentally-focused volunteer opportunities in our communities. Among our accomplishments, we have implemented a green purchasing policy for office supplies, reduced single-use drinkware, established recycling sites throughout our offices, and created informational programs to educate employees on effective ways to recycle. We encourage the reuse, recycling, and upcycling of our end-of-life electronics and computers responsibly in partnership with an external vendor. Additionally, in response to our environmental initiatives, our office in Colombia received the International Organization for Standardization (“ISO”) 14000 certification based on a series of environmental management standards, and our office in Somerville, Massachusetts was awarded a LEED Gold certificate by the U.S. Green Building Council (“USGBC”) for its environmentally efficient design, construction, and operating practices. In the fourth quarter of 2022, Perficient achieved certification of its Environmental Management System (“EMS”) under ISO 14001:2015, the international standard for an effective EMS to enhance environmental performance. This certification exemplifies our commitment to sustainability, compliance with applicable law, and continuous improvement by meeting environmental objectives.

Perficient is actively engaging partners and potential partners to evaluate its carbon footprint/emissions and identify opportunities to utilize renewable energy. This work will help us better understand the environmental impact of operations, inform a roadmap for future sustainability efforts, and provide our stakeholders with greater transparency.

Perficient is working to further understand the impact of its Scope 3 greenhouse gas (“GHG”) emissions. Scope 3 GHG emissions are the result of activities from assets not owned or controlled by the reporting organization, but that indirectly impact the organization in its value chain. For Perficient, these emissions have already decreased due to reduced business travel and employee commuting compared to pre COVID-19 levels. Perficient continues to leverage remote work in connection with providing client services and in its corporate functions.

THE MEETING

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and the E-Proxy Notice. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of Perficient common stock, $0.001 par value per share (“Common Stock”), at the close of business on the record date, April 5, 2024 (the “Record Date”), will be entitled to vote at the Meeting, and any adjournment thereof. On the Record Date, there were 35,102,756 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by Broadridge, the Company’s proxy facilitator.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Effect of Broker Non-Votes and Abstentions

A broker “non-vote” occurs on an item when shares held by a bank, broker, or other nominee are present or represented at the Meeting but such nominee is not permitted to vote on that item because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner of the shares. For this Annual Meeting, brokers will only have discretionary voting on Proposal 3. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and will have no effect on the outcome of the vote on any such matter. Accordingly, we encourage you to direct your nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

In tabulating the voting results for the proposals being voted on at the Meeting, shares that constitute abstentions are not, pursuant to our bylaws, considered votes cast on the proposal. Accordingly, abstentions will not affect the outcome of such proposals.

Votes Required

Proposal 1: To elect eight directors to hold office for a term of one year or until their successors have been duly elected and qualified

Each outstanding share of Common Stock is entitled to one vote on each of the eight director positions to be filled at the Meeting. In an uncontested election, as is the case in this election, the affirmative vote of the holders of a majority of the shares of our Common Stock cast, excluding abstentions, at the Meeting is required for the election of each director. Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

Proposal 2: To approve, on an advisory basis, a resolution relating to the 2023 compensation of the named executive officers as disclosed in this Proxy Statement

Proposal 3: To ratify KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year

The affirmative vote of the holders of a majority of the shares of our Common Stock cast in person or by proxy, excluding abstentions, will be required for approval of Proposals 2 and 3.

In tabulating the voting results for Proposals 1, 2 and 3, shares that constitute broker non-votes are not considered votes cast on that proposal.

E-Proxy Notice

The Company has elected to use the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet at the website www.proxyvote.com and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Consistent with our environmental goals and efforts, employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
A stockholder may request a paper copy of the proxy materials at no cost by selecting from one of the options below:

•By Internet: www.proxyvote.com
•By telephone: 1-800-579-1639
•By sending an e-mail to: sendmaterial@proxyvote.com

Stockholders will need the information included on page 1 of the E-Proxy Notice to vote.

Voting Procedures

Holders of record of the Common Stock may vote using one of the following methods:

In Person: Stockholders of record may attend the Meeting and vote in person.

By Mail: If you requested or received a hard copy of this Proxy Statement, stockholders of record may vote by completing, signing, dating, and returning the proxy card in the accompanying self-addressed envelope, which does not require postage if mailed in the United States.

By Internet: Stockholders of record may vote by the Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card. Stockholders electing to vote by the Internet may incur Internet access charges.

By Telephone: Stockholders of record may vote by telephone by following the instructions included on the proxy card if you requested or received a hard copy of this Proxy Statement. Stockholders electing to vote by telephone may incur telephone access charges.

Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated, and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, either (i) the shares represented by the accompanying proxy will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may determine to reduce the size of the Board. A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, duly executing and delivering to the Secretary of Perficient a proxy bearing a later date (by mail, telephone or Internet), or voting in person at the Meeting. Attendance alone at the Meeting will not revoke a proxy. If you plan to attend the Meeting in person, please bring proper identification and proof of ownership of your shares.

Please note that you MAY NOT USE your E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

Householding

In some instances, only one copy of the proxy materials, including the E-Proxy Notice, is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy materials to any stockholder at your address. If you wish to receive a separate copy of proxy materials, requests should be directed to Mr. Cameron D. Walbert, Perficient, Inc., 555 Maryville University Dr., Suite 600, Saint Louis, Missouri, 63141, telephone number (314) 529-3600. If you have received only one copy of the proxy materials and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number listed above or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the number listed above, or writing to us at the address listed above.

Solicitation of Proxies

Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of the E-Proxy Notice, this Proxy Statement, the proxy card, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The directors, officers, employees, or agents of Perficient may solicit proxies by mail, telephone, email, or other means. No additional compensation will be paid to these individuals for any such service. The Company may in its discretion engage, at its cost, a proxy solicitor to solicit proxies for the Meeting.

PROPOSAL 1

Election of Directors

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1.
Election of Directors.

At the Meeting, eight directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders or until their successor is duly elected and qualified or until their earlier death, resignation or removal. The nominees for election (the “Nominee Directors”) are:

Romil Bahl;
Jeffrey S. Davis;
Thomas J. Hogan;
Jill A. Jones;
David S. Lundeen;
Brian L. Matthews;
Nancy C. Pechloff; and
Gary M. Wimberly.

Each Nominee Director is currently serving as a director of Perficient. Each Nominee Director has consented to being named in this Proxy Statement and to serve as a director if elected until a successor is elected and qualified or until the director’s earlier resignation or removal.

If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, either (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may reduce the size of the Board. At this time, the Board knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

Director and Officer Overview

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DIRECTORS AND EXECUTIVE OFFICERS

The name and age of each of the Nominee Directors and executive officers of Perficient and their respective positions with Perficient are listed in the table below. The Board Diversity Matrix and additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.

Name	Age	Position
Thomas J. Hogan	47	President and Chief Executive Officer
Paul E. Martin	63	Chief Financial Officer, Treasurer and Assistant Secretary
Susan L. Adomite	47	Senior Vice President, Controller and Principal Accounting Officer
Kevin T. Sheen	60	Senior Vice President — Global Operations
Jeffrey S. Davis	59	Chairman of the Board
Romil Bahl	55	Director
Jill A. Jones	58	Director
David S. Lundeen	62	Lead Director
Brian L. Matthews	66	Director
Nancy C. Pechloff	71	Director
Gary M. Wimberly	63	Director

Board of Directors Diversity Matrix for Perficient, Inc.			As of April 5, 2024
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Since the 2020 Annual Meeting of Stockholders, Perficient added three new independent Directors, expanding both the skill sets and diversity of the Board.

Key Skills:
Senior Executive Leadership
Global Expertise
Innovation and Technology
Investment/ M&A Expertise
Sales and Marketing
Operations Mgmt.
People/Talent Mgmt. & Compensation
Finance, Accounting and Risk Mgmt.

Thomas J. Hogan President and Chief Executive Officer, Director Since 2023

Thomas J. Hogan was appointed as the Company’s President and Chief Executive Officer effective October 1, 2023. Mr. Hogan previously began serving as the Company’s President in February 2021 and began serving as our Chief Operating Officer in 2018. Mr. Hogan joined the Company in January 2008 and has served the Company in several capacities, including Vice President of Field Operations, General Manager, Director of Business Development, and Engagement Director. Prior to joining the Company, Mr. Hogan served in business development and leadership positions with Creative Metrics Ltd., PreVisor, Inc., and TEKsystems, Inc. Mr. Hogan received his M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. degree from Saint Mary’s University of Minnesota.

Key Skills: Senior Executive Leadership Global Expertise Investment/M&A Expertise People/Talent Mgmt. & Compensation Finance, Accounting and Risk Mgmt. Tax Expertise	Paul E. Martin Chief Financial Officer, Treasurer and Assistant Secretary

Paul E. Martin joined the Company in 2006 as Chief Financial Officer, Treasurer and Secretary. Mr. Martin served as the Company’s Principal Accounting Officer from 2006 until October 1, 2023. Mr. Martin served as Secretary until February 2022, when he was appointed as the Company’s Assistant Secretary. From 2004 until 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. (NASDAQ: CHTR) (“Charter”), a publicly traded multi-billion dollar revenue domestic cable television multi-system operator. From 2002 through 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter, and was Charter’s Vice President and Corporate Controller from 2000 to 2002. From 1995 to 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a formerly publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin serves on the board of directors of the Humane Society of Missouri. Mr. Martin received a B.S. degree in accounting from the University of Missouri — St. Louis.

Key Skills: Senior Executive Leadership Global Expertise Investment/M&A Expertise People/Talent Mgmt. & Compensation Finance, Accounting and Risk Mgmt.	Susan L. Adomite Senior Vice President, Controller and Principal Accounting Officer

Susan L. Adomite joined the Company in 2018 as the Company’s Vice President and Controller and was appointed as the Senior Vice President and Principal Accounting Officer effective October 1, 2023, responsible for the accounting and reporting functions at the Company. Prior to joining the Company, Ms. Adomite served as Vice President of Accounting and Controller at Isle of Capri Casinos, Inc., and in senior finance positions at Smurfit-Stone Container Corporation, Argosy Gaming Company, and Arthur Andersen LLP. Ms. Adomite holds B.A. and M.A. degrees in accounting from the University of Missouri.

Key Skills: Senior Executive Leadership Global Expertise Innovation and Technology Investment/M&A Expertise Sales and Marketing People/Talent Mgmt. & Compensation	Kevin T. Sheen Senior Vice President — Global Operations

Kevin T. Sheen joined the Company in 2007 through an acquisition and was appointed as the Senior Vice President — Global Operations effective October 1, 2023. With a career in the IT consulting industry that spans nearly 30 years, over half of that at the Company, Mr. Sheen has played nearly every role in the software development lifecycle from software developer/tester, technical architect, and program manager across a wide range of IT/business consulting companies including Accenture plc, Capgemini SE, Syntel, Inc., and Hewlett Packard Consulting. Mr. Sheen provides leadership to the Company’s Latin America, Asia and Romania operations, including overseeing global delivery strategy, product development, Agile methodology, and customer engagement quality. Mr. Sheen holds a Bachelor of Electrical Engineering from Lawrence Technical University in Southfield, Michigan, and has multiple professional-level certifications.

Key Skills:
Senior Executive Leadership
Global Expertise
Innovation and Technology
Investment/ M&A Expertise
Sales and Marketing
Operations Mgmt.
People/Talent Mgmt. & Compensation
Finance, Accounting and Risk Mgmt.

Jeffrey S. Davis Director Since 2009

Jeffrey S. Davis was appointed as Executive Chairman effective October 1, 2023 but resigned his employment position as Executive Chairman effective as of March 1, 2024. Mr. Davis previously served as the Chief Executive Officer. He has served as a member of the Board since 2009 and was elected Chairman of the Board in 2017. Mr. Davis will continue to serve as the non-executive Chairman of the Board. He previously served as the Chief Operating Officer of the Company following its acquisition of Vertecon in April 2002 and was named the Company’s President in 2004, in which capacity he served until February 2021. He served as Chief Operating Officer at Vertecon from October 1999 until its acquisition by the Company. Before Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice, where he was responsible for defining and managing internal processes, while managing business development and delivery of all products, services and solutions to a number of large accounts. Mr. Davis also served in a leadership position at Ernst & Young LLP in the Management Consulting practice and in industry at Boeing, Inc. (NYSE: BA) and Mallinckrodt, Inc. (NYSE: MNKKQ). Mr. Davis is a member of the University of Missouri Trulaske College of Business advisory board. Mr. Davis has an M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

Chairman of the Board

Key Skills:
Senior Executive Leadership
Global Expertise
Innovation and Technology
Investment/ M&A Expertise
Sales and Marketing
Operations Mgmt.
People/Talent Mgmt. & Compensation
Finance, Accounting and Risk Mgmt.
Public Company Board Experience

Romil Bahl Director Since 2022

Romil Bahl became a member of the Board in February 2022. Mr. Bahl is a three-time CEO with 30 years of experience with public companies and private equity. Mr. Bahl is an executive with extensive experience with information, product and professional services companies across a range of industries including IoT, healthcare and connected car/auto/fleet management. Mr. Bahl’s board of directors experience includes several companies including the IoT M2M Council (IMC), the Institute of Financial Operations and the Advisory Council of the M.S./M.B.A. program at the University of Texas at Austin. Mr. Bahl is currently CEO of KORE Group Holdings, Inc. (NYSE: KORE) and has served in this role since October 2017. Prior roles include CEO at Lochbridge and PRGX Global. Mr. Bahl holds an M.B.A. from the University of Texas at Austin and a Bachelor of Engineering from DMET, India.

Nominating, Governance and Sustainability Committee

Key Skills: Senior Executive Leadership Global Expertise Investment/ M&A Expertise Sales and Marketing Operations Mgmt. People/Talent Mgmt. & Compensation Finance, Accounting and Risk Mgmt.	Jill A. Jones Director Since 2023

Jill A. Jones became a member of the Board in June 2023. Until her departure in 2018, Ms. Jones served as Executive Vice President for Brown-Forman Corp. (NYSE: BFA and BFB), a manufacturer, distiller, bottler, importer, exporter, marketer, and seller of a wide variety of beverage alcohol products under recognized brands (“Brown-Forman”), President of North America, CCSA (Caribbean and Central and South America), IMEA (India, Middle East and Africa) and GTR (Global Travel Retail). Ms. Jones joined Brown-Forman in 2000 and progressed rapidly through a series of increasingly responsible roles, including several key financial and strategic business planning positions. Prior to serving as Executive Vice President, she served as Senior Vice President, Chief Production Officer. Ms. Jones is a member of the board of managers for Breakthru Beverage Group, a leading beverage alcohol distributor within the United States and is a prior board of director for First Beverage Group, a private equity company. Ms. Jones began her career in public accounting at Coopers & Lybrand from 1987 to 1990. Ms. Jones earned her Bachelor of Science in accounting from the University of Kentucky. She earned her M.B.A. from Washington University.

Audit Committee

Key Skills:
Senior Executive Leadership
Global Expertise
Innovation and Technology
Investment/ M&A Expertise
Sales and Marketing
Operations Mgmt.
People/Talent Mgmt. & Compensation
Finance, Accounting and Risk Mgmt.
Public Company Board Experience

David S. Lundeen Director Since 1998

David S. Lundeen was a founding angel investor of the Company and became a member of the Board in 1998 and was appointed Lead Director in 2020. Mr. Lundeen was also a founding angel investor, board member and venture investor of Parago, Inc., a leading corporate incentives and rebate company, from 1999 until its sale to Blackhawk Network Holdings, Inc. in November 2014. Beginning in 1999, Mr. Lundeen was an angel investor, venture investor and board member of Tipping Point, Inc., a network security company, until its sale to 3Com Corporation in January 2005. From 1999 through 2002, he was a co-founder and a partner of Watershed Capital, a venture capital firm, based in Mountain View, California. From early 1995 through 1997, Mr. Lundeen was Chief Financial Officer and Chief Operating Officer of BSG Corporation, a software services company based in Austin, Texas, in which he orchestrated a growth turnaround, until its sale to Per Se Technology in 1996. Mr. Lundeen was president of the technology division and head of mergers and acquisitions at Blockbuster Entertainment from 1990 through 1994, was an investment banker at Drexel Burnham Lambert from 1988 through 1990, and worked at Accenture plc and Booz, Allen & Hamilton Inc. from 1984 through 1987. Mr. Lundeen received a B.S. in Engineering from the University of Michigan and an M.B.A. from the University of Chicago. Mr. Lundeen serves on the Advisory Committees of American YouthWorks, Ben & Jerry’s LifeWorks, and Deep Creek Middle School.

Lead Director
Audit Committee (Chair)
Compensation Committee

Key Skills: Innovation and Technology Investment/ M&A Expertise Sales and Marketing People/Talent Mgmt. & Compensation	Brian L. Matthews Director Since 2017

Brian L. Matthews became a member of the Board in April 2017. Mr. Matthews has more than 25 years of experience in investing in, and managing, software technology companies. Currently Mr. Matthews is a Co-Founder and General Partner of Cultivation Capital, a venture capital company. In addition, he is a co-founder of River City Internet Group, an Internet holding company that focuses on software, Internet access, and hosting products. Prior to starting Cultivation Capital, Mr. Matthews, a serial technology entrepreneur, co-founded and assisted in the sale of the following technology companies: Primary Network to Mpower Communications (MPWR) in 2000, Primary Webworks to Perficient in 2001, CDM Fantasy Sports to Fun Technologies, a Liberty Media Company in 2006, and IntraISP to Clearwire Communications in 2007. Mr. Matthews began his career at McDonnell Douglas from 1981 through 1993. Mr. Matthews also has roles as a member of the University of Missouri — St. Louis Chancellors Council, a board member of TechSTL, and a board member of T-REX, a technology coworking space. Mr. Matthews holds a B.S. degree in Mechanical Engineering from the Missouri University of Science & Technology.

Compensation Committee (Chair)
Nominating, Governance and Sustainability Committee

Key Skills: Senior Executive Leadership Global Expertise Sales and Marketing Operations Mgmt. People/Talent Mgmt. & Compensation Finance, Accounting and Risk Mgmt. Public Company Board Experience	Nancy C. Pechloff Director Since 2020

Nancy C. Pechloff became a member of the Board in July 2020. Ms. Pechloff has more than 45 years of professional services experience in accounting, financial reporting and internal controls. Ms. Pechloff previously served as Managing Director of Protiviti Inc. from 2005 through 2019. From 2002 to 2004, Ms. Pechloff was an Adjunct Professor of Accounting at Washington University. Ms. Pechloff began her career at Arthur Andersen LLP in 1973, where she was a partner from 1984 until her departure in 2002. Ms. Pechloff is a board member of Quad Plus Inc., a global, privately-held systems integrator of manufacturing controls equipment, and has previously served on the board and audit committees of Allegiant Bancorp and Phoenix Textile Company. In addition, Ms. Pechloff has served on a number of non-profit and state agency boards, including the Missouri State Board of Accountancy, St. Louis Psychoanalytic Institute, Center for Emerging Technology, National MS Society — Gateway Area Chapter, Mentor St. Louis, Shakespeare Festival — St. Louis, Girls Inc. of St. Louis, Visiting Nurse Association of Greater St. Louis, and the St. Louis Chapter of the International Women’s Forum. She holds a Bachelor of Business degree in Accounting from Western Illinois University.

Audit Committee

Key Skills: Senior Executive Leadership Global Expertise Innovation and Technology Investment/ M&A Expertise People/Talent Mgmt. & Compensation	Gary M. Wimberly Director Since 2018

Gary M. Wimberly became a member of the Board in May 2018. Mr. Wimberly has over 35 years’ experience in various industries, while leading large integrations, significant transformational projects and cybersecurity initiatives. From 2004 to 2016, Mr. Wimberly served as Senior Vice President and Chief Information Officer (“CIO”) for Express Scripts Inc. (“Express Scripts”). Prior to joining Express Scripts, from June 1999 to October 2004, Mr. Wimberly held key leadership positions in logistic and manufacturing systems for Mallinckrodt Worldwide. From August 1995 to June 1999, Mr. Wimberly served as a senior manager with Ernst & Young LLP. Mr. Wimberly is or has been(*) a board member of several charitable, advisory and industry boards, including the Cystic Fibrosis Foundation of St. Louis, the Innovation Technology and Entrepreneur Network Advisory Board at Lindenwood University, the St. Louis CIO Board, Washington University Technology Advisory Board*, and several Express Scripts Inc. middle-market subsidiary companies boards including: Fertility Products*, Specialty Distribution*, and HealthBridge Services*. Mr. Wimberly received his bachelor’s degree in Computer Science from the University of Missouri.

Nominating, Governance and Sustainability Committee (Chair)
Compensation Committee

There are no family relationships between any of the Company’s directors and executive officers.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes, diversity, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating, Governance, and Sustainability Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above. In particular:

•With regard to Mr. Bahl, the Board considered his extensive experience building top performing information, product and professional services companies across a range of industries.
•With regard to Mr. Davis, the Board considered his extensive knowledge and understanding of the Company and its operations, as well as his more than 30 years of experience in technology management and consulting.
•With regard to Mr. Hogan, the Board considered his extensive knowledge and understanding of the Company and its operations.
•With regard to Ms. Jones, the Board considered her extensive leadership, sales and marketing experience, including regional leadership roles of domestic and international regions, global production and supply chain leadership, and finance leadership roles.
•With regard to Mr. Lundeen, the Board considered his financial acumen, his strong background in business, finance and investment banking, and his vast and diverse board experience.
•With regard to Mr. Matthews, the Board considered his strong business and entrepreneurial background, especially his extensive experience with investing in, and managing, technology firms.
•With regard to Ms. Pechloff, the Board considered her financial acumen, her strong background in business, and her extensive and diverse board experience.
•With regard to Mr. Wimberly, the Board considered his extensive experience in integrating and growing businesses, building strong, collaborative relationships with customers and driving innovation and leading change across complex organizations.

COMPOSITION AND MEETINGS OF THE
BOARD OF DIRECTORS AND COMMITTEES

As of the date hereof, the size of the Board is currently set at eight directors. Effective as of October 1, 2023, the Board approved an increase in the size of the Board from eight directors to nine directors and appointed Mr. Hogan to fill the newly-created vacancy. On December 7, 2023, Ralph C. Derrickson, a member of the Board, tendered his resignation to the Board as required by the Mandatory Director Resignation provision included within the Company’s Corporate Code of Business Conduct and Ethics as a result of a “Status Change” impacting Mr. Derrickson due to the acquisition of Bsquare Corporation by a subsidiary of Kontron AG. On December 15, 2023, the Board accepted Mr. Derrickson’s resignation effective December 31, 2023. Acting by unanimous written consent, on April 12, 2024, the Board reset the Board to eight directors. The Board has affirmatively determined that a majority of the directors qualify as independent directors as defined by SEC regulations and The Nasdaq Global Select Market (“Nasdaq”) listing standards. The current independent directors are Romil Bahl, Jill A. Jones, David S. Lundeen, Brian L. Matthews, Nancy C. Pechloff and Gary M. Wimberly. Mr. Hogan is not considered independent under such regulations and standards because he serves as our President and CEO. Mr. Davis is also not considered independent because of his recent service as our CEO.

During 2023, the Board held six meetings and acted by unanimous written consent two times. Each of the directors that served on the Board during 2023 attended each of the meetings of the Board and the meetings of the committees on which such director served, except for Ralph C. Derrickson, who attended five of six of the meetings of the Board and 11 of 12 meetings of the committees on which he served. Mr. Derrickson attended all Board and committee meetings prior to tendering his resignation on December 7, 2023, effective December 31, 2023. Each director is invited to attend the Annual Meeting. All seven of the then currently serving directors attended the 2023 Annual Meeting remotely.

Committees of the Board of Directors

The Board has created a Compensation Committee, an Audit Committee, and a Nominating, Governance, and Sustainability Committee. Each member of these committees is independent as defined by SEC regulations and Nasdaq listing standards.

Compensation Committee

The Compensation Committee establishes salaries, incentives, and other forms of compensation for Perficient’s directors, executive officers, and key employees, and administers its equity incentive plans and other incentive and benefit plans. During 2023, this committee held four meetings and acted by unanimous written consent two times. Ralph C. Derrickson, David S. Lundeen, and Gary M. Wimberly served on the Compensation Committee in 2023. Mr. Derrickson previously served as Chairman of the Compensation Committee prior to his departure on December 31, 2023. Brian L. Matthews joined the Compensation Committee and began serving as Chairman of the Compensation Committee on January 1, 2024. For 2023, the Board affirmatively determined that each of Messrs. Derrickson, Lundeen and Wimberly qualified as an independent director as defined by Nasdaq listing standards and as required by SEC regulations. For 2024, the Board affirmatively determined that each of Messrs. Matthews, Lundeen, and Wimberly qualifies as an independent director as defined by Nasdaq listing standards and as required by SEC regulations. Additional information regarding the Compensation Committee is included in the section titled “Compensation Discussion and Analysis.” A copy of the current Compensation Committee Charter is available on the Company’s website, www.perficient.com.

Audit Committee

The Audit Committee has the sole authority to appoint, retain, and terminate the Company’s independent accountants and is directly responsible for the compensation, oversight, and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants. The Audit Committee must pre-approve all audit and permitted non-audit services to be performed for the Company by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the current Audit Committee Charter is available on the Company’s website, www.perficient.com.

This committee held four meetings during 2023. David S. Lundeen, Ralph C. Derrickson, and Nancy C. Pechloff served on the Audit Committee in 2023. Mr. Derrickson previously served on the Audit Committee prior to his departure on December 31, 2023. Following Mr. Derrickson’s departure, Jill A. Jones joined the Audit Committee on January 1, 2024. Mr. Lundeen serves as Chairman of the Audit Committee. For 2023, the Board affirmatively determined that each of Messrs. Derrickson and Lundeen and Ms. Pechloff qualified as an independent director as defined by Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and further affirmatively determined that each member has sufficient knowledge and experience in financial matters to perform their duties on the committee. For 2023, the Board affirmatively determined that each of Mr. Lundeen and Ms. Pechloff qualified as an “audit committee financial expert” within the meaning of SEC regulations and that each has accounting and related financial management expertise within the meaning of Nasdaq listing standards. For 2024, the Board affirmatively determined that each of Mr. Lundeen and Mses. Jones and Pechloff qualifies as an independent director as defined by Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and further affirmatively determined that each member has sufficient knowledge and experience in financial matters to perform their duties on the committee. For 2024, the Board affirmatively determined that each of Mr. Lundeen and Mses. Jones and Pechloff qualifies as an “audit committee financial expert” within the meaning of SEC regulations and that each has accounting and related financial management expertise within the meaning of Nasdaq listing standards.

Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee is responsible for establishing the criteria for selecting directors, recommending to the Board individuals for election or re-election, overseeing orientation and continuing education programs, advising the Board on corporate governance practices, recommending chairpersons of each of the Board committees, reporting annually on the performance of the Board, overseeing sustainability matters and making recommendations to the Board and Company management for sustainability initiatives, activities and strategies. A copy of the current Nominating, Governance and Sustainability Committee Charter is available on the Company’s website, www.perficient.com.

Based on the recommendation of the Nominating, Governance and Sustainability Committee, the Board has adopted a set of Corporate Governance Guidelines. These Corporate Governance Guidelines, which are subject to annual review by the Nominating, Governance and Sustainability Committee, provide a framework within which the Board and executive officers fulfill their respective responsibilities and reflect the Board’s commitment to monitor the effectiveness of decision-making both at the Board and senior executive management level. A copy of the current Corporate Governance Guidelines is available on the Company’s website, www.perficient.com.

This committee held four meetings during 2023 and acted by unanimous written consent one time. Brian L. Matthews, Romil Bahl and Ralph C. Derrickson served on the Nominating, Governance and Sustainability Committee in 2023. Mr. Matthews served as Chairman of the Nominating, Governance and Sustainability Committee in 2023. Following Mr. Derrickson’s departure, Gary M. Wimberly joined the Nominating, Governance and Sustainability Committee and began serving as Chairman of the Nominating, Governance and Sustainability Committee on January 1, 2024. For 2023, the Board affirmatively determined that each of Messrs. Matthews, Bahl and Derrickson qualified as an independent director as defined by Nasdaq listing standards. For 2024, the Board affirmatively determined that each of Messrs. Wimberly, Bahl and Matthews qualifies as an independent director as defined by Nasdaq listing standards.

Identification of Director Candidates

The Nominating, Governance and Sustainability Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board. This committee evaluates persons suggested by stockholders and conducts appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating, Governance and Sustainability Committee has established criteria for selecting new director nominees, which includes knowledge of business, industry and economic environment, educational background, professional experience, and availability to serve as a director of the Company. Under the Corporate Governance Guidelines, a person may not stand for election after age 79. The Nominating, Governance and Sustainability Committee will identify and select candidates based on, among other things, their independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. To ensure the necessary range of experiences and skills required for the Board, the Nominating, Governance and Sustainability Committee will challenge the negative influence of unconscious bias and work towards an objective assessment of each candidate’s abilities and contributions to the Board. To the extent that the Nominating, Governance and Sustainability Committee is seeking new candidates, it will actively seek out candidates from underrepresented groups, including women and members of racial and ethnic minority groups. In accordance with the initial “Rooney Rule,” for each vacant Board position, the

Nominating, Governance and Sustainability Committee will interview at least one candidate who is a member of one or more underrepresented groups. The Nominating, Governance and Sustainability Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the Annual Meeting of Stockholders. Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company. Please see the section titled “Stockholder Proposals for Next Annual Meeting” for additional information regarding certain notice and other requirements applicable to director nominations made by stockholders.

Board Leadership and Risk Oversight

The Board regularly considers the appropriate leadership structure for the Company and whether the same individual should serve as the Company’s CEO and Chairman of the Board or whether different individuals should serve in these positions. The Board believes that it is important to retain the flexibility to make this determination from time to time to reflect the structure that the Board believes will provide the best leadership to the Company and to best serve the interests of the Company’s stockholders. With Mr. Davis resigning as Executive Chairman of the Company, effective March 1, 2024, the Company now has a Board chair that is not a part of executive management. Since Mr. Davis is not considered to be independent, Mr. Lundeen currently serves as the Lead Director, elected by the independent directors. As the Lead Director, Mr. Lundeen has the power to provide formal input into board meeting agendas, call meetings of the independent directors and preside at meetings of independent directors. Mr. Hogan currently serves as the Company’s CEO and as a member of the Board. The Board may determine at a future date that a different Board leadership structure is preferable.

The Board has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps necessary to manage them. While the Board is ultimately responsible for risk oversight at the Company, the committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee meets periodically with management in order to review the Company’s significant financial risk exposures and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. The Nominating, Governance and Sustainability Committee focuses on the management of risks associated with board organization, membership and structure, succession planning for the directors and executive officers, corporate governance, sustainability and other environmental, social and governance issues. Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.

Cybersecurity

Risk Management & Strategy

Perficient proactively manages its cybersecurity and data privacy risks with organizational and technical controls including a comprehensive set of policies, procedures, required annual and role-based training, cybersecurity insurance, security assessments for vendors with access to Perficient and/or Perficient client networks, and use of technology such as Multi-Factor Authentication (the “Program”). Perficient regularly tests and validates the Program using internal resources, external auditors, and rigorous industry certifications. After maintaining a Systems and Organization Controls 2 (SOC2) certification, Perficient achieved its global ISO27001:2022 certification, an international standard for information security management systems, in October 2023.

The Program is supported by a cross-functional team which identifies, assesses, monitors, tracks and pro-actively mitigates general and company specific risks, including those related to business continuity and third parties.

Perficient’s Information Technology, Data Security, Data Privacy, Finance and Communications teams conduct annual tabletop exercises in which various levels of management participate in simulated data security/privacy scenarios that Perficient, its clients and/or its personnel may face in the future. Perficient engages external resources to refresh the subject matter of these exercises and to continually challenge Perficient’s management in these exercises. Annual formal training using an online platform is required for all Perficient employees and subcontractors. Topics include how to identify suspicious activities and occurrences related to social engineering, phishing, viruses, and insider threats. Certain employees complete additional role-based training. Perficient’s formal training is supplemented throughout the year by regular “Securing Perficient” emails which reinforce relevant cybersecurity policies and procedures and cover topics such as emerging cybersecurity risks.

Perficient’s senior management are members of the Security and Compliance Executive Committee (“SCEC”) which meets at least semi-annually to review Perficient’s current cybersecurity risks, the effectiveness of current controls, policies and training. Any security-related policy violations or incidents involving Perficient or client data would be included in the SCEC briefing. Perficient senior management also regularly considers the impact of cybersecurity risks when developing its business strategy, financial planning, and capital allocation. Perficient is not aware of any current or past cyber related risks which have or are reasonably likely to materially affect its strategy, operations, or financial condition.

Governance

Perficient’s Vice President of Information Technology and General Counsel are active members of the cross-functional team managing the Program. Perficient’s Vice President of Information Technology is responsible for Perficient’s internally facing technology solutions, infrastructure, and data security team. He has served in similar leadership roles prior to joining Perficient. Perficient’s General Counsel is responsible for Perficient’s legal and privacy teams. He has over 10 years of experience in the technology sector which includes substantial experience in cybersecurity-related matters. These members of Perficient’s senior management team oversee day to day risk management activities performed by the Company’s IT Infrastructure, Data Security, and Data Privacy colleagues and participate in annual simulated data security/privacy exercises. The VP of Information Technology and General Counsel also regularly brief other members of the Company’s senior management team and the Board, either as a whole or through its Audit Committee, which is charged with oversight of the Program. These briefings occur at least quarterly and address the Program’s operations, management of cybersecurity risks, and any potential impact on Perficient’s operations and financial stability.

Communications with the Board

Communications by stockholders or by other parties may be sent to the Board by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 555 Maryville University Dr., Suite 600, Saint Louis, Missouri, 63141. Communications directed to the Board, or one or more directors, will be reviewed by the Secretary and forwarded to the Board, as appropriate. Communications may be made anonymously.

Compensation of Directors

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. When recommending changes to director compensation, the Company considers the significant amount of time the directors expend in fulfilling their duties to the Company, as well as the skill level required of members of the Board. A director who is also an employee of the Company, such as Mr. Hogan, the Company’s CEO, is not entitled to any additional compensation for service on the Board.

For 2023, the Board compensation plan provided the following for non-employee directors:

•Each new non-employee director, in connection with their election or appointment to the Board, will be granted restricted stock with a value of $100,000, based on the closing market price of the Common Stock on the date of election or appointment to the Board vesting ratably on the last day of each calendar quarter over the immediately succeeding two years;
•Subject to continuing Compensation Committee approval, on the first business day in November of each year, each then-serving non-employee director will be granted an annual award of restricted stock with a value of $75,000, based on the closing stock price of the Common Stock on the date of grant, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;
•Subject to continuing Compensation Committee approval, on the first business day in November of each year, a non-employee Chairman of the Board will be granted an annual award of restricted stock with a value of $115,000, which is comprised of the annual award for non-employee directors of $75,000 and an additional annual award for a non-employee Chairman of the Board of $40,000, based on the closing stock price of the Common Stock on the date of grant, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;
•For each open-market purchase of Common Stock by non-employee directors, the Company will match the purchase with the grant of an equal number of shares, not to exceed $50,000 in value per calendar year, vesting ratably over a two-year period, contingent on continued service as a director;
•All director restricted stock awards are subject to accelerated vesting upon a change in control;
•Each non-employee director will be entitled to receive an annual cash fee of $55,000 paid in quarterly installments;
•The non-employee director serving as Chairman of the Board will receive an additional fee payable at the rate of $5,000 per quarter;
•The non-employee director serving as Chairman of the Audit Committee will receive an additional fee payable at the rate of $5,000 per quarter;
•The non-employee director serving as Chairman of the Compensation Committee will receive an additional fee payable at the rate of $4,500 per quarter;
•The non-employee director serving as Lead Director of the Board will receive an additional fee payable at the rate of $7,500 per quarter; and
•Effective October 24, 2023, the non-employee director serving as Chairman of the Nominating, Governance and Sustainability Committee will receive an additional fee payable at the rate of $2,500 per quarter.

Mr. Davis, as Chairman of the Board, did not receive any additional compensation for his service on the Board in 2023. Mr. Hogan, who became our Chief Executive Officer on October 1, 2023, was also appointed as a director of the Company on such date. Mr. Hogan did not receive any additional compensation for his service on the Board in 2023. The compensation of Messrs. Davis and Hogan as employees of the Company during 2023 is shown in the “Summary Compensation Table.” The following table provides information relating to total compensation amounts paid to non-employee members of the Board in 2023:

2023 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)(3)	Total
Romil Bahl (4)	$55,000	$124,920	$179,920
Ralph C. Derrickson (5)	73,000	124,899	197,899
Jill A. Jones (6)	31,126	224,841	255,967
David S. Lundeen (7)	105,000	74,953	179,953
Brian L. Matthews (8)	56,875	94,718	151,593
Nancy C. Pechloff (9)	55,000	124,909	179,909
Gary M. Wimberly (10)	55,000	123,538	178,538

(1)Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2023 amounts were disclosed in Notes 2 and 5 to the Company’s consolidated financial statements for 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024.
(2)To calculate the number of shares issued in the October 2023 restricted stock awards, the Company used the closing stock price on the date of grant. Accordingly, Messrs. Bahl, Derrickson, Lundeen, Matthews and Wimberly and Mses. Jones and Pechloff received a restricted stock award of 1,371 shares on October 24, 2023. The grant date fair value is based on the per share closing market price of the Common Stock on October 24, 2023 of $54.67.
(3)In addition to the annual restricted stock award received by each Director, as described in footnote (2): (a) due to Mr. Wimberly’s open market purchase, he received a matched stock award of 654 shares on March 2, 2023 with a grant date value of $48,586 based on the per share closing market price of Common Stock of $74.29; (b) due to Mr. Bahl’s open market purchase, he received a matched stock award of 252 shares on March 9, 2023 with a grant date value of $17,937 based on the per share closing market price of Common Stock of $71.18; (c) due to Mr. Bahl’s open market purchase, he received a matching stock award of 472 shares on March 10, 2023 with a grant date value of $32,030 based on the per share closing market price of Common Stock of $67.86; (d) due to Mr. Derrickson’s open market purchase, he received a matching stock award of 634 shares on May 22, 2023 with a grant date value of $49,947 based on the per share closing market price of Common Stock of $78.78; however, these shares were forfeited in connection with his resignation, which was effective December 31, 2023; (e) due to Mr. Matthews’ open market purchase, he received a matching stock award of 260 shares on June 1, 2023 with a grant date value of $19,765 based on the per share closing market price of Common Stock of $76.02; (f) due to Ms. Pechloff’s open market purchase, she received a matching stock award of 666 shares on June 6, 2023 with a grant date value of $49,957 based on the per share closing market price of Common Stock of $75.01; (g) Ms. Jones received her initial stock award grant of 1,312 shares on June 7, 2023 with a grant date value of $99,988 based on the per share closing market price of Common Stock of $76.21; and (h) due to Ms. Jones’ open market purchase, she received a matching stock award of 811 shares on November 10, 2023 with a grant date value of $49,901 based on the per share closing market price of Common Stock of $61.53. Shares obtained in the match program vest ratably over a two-year period, contingent on continued service as a director.
(4)As of December 31, 2023, Mr. Bahl had 2,051 shares of unvested restricted stock outstanding with a market value of $134,997, based on the closing market price of the Common Stock of $65.82 on December 29, 2023.
(5)As of December 31, 2023, Mr. Derrickson had 2,029 shares of unvested restricted stock outstanding with a market value of $133,549, based on the closing market price of the Common Stock of $65.82 on December 29, 2023. These shares were forfeited in connection with his resignation, which was effective December 31, 2023.
(6)As of December 31, 2023, Ms. Jones had 2,659 shares of unvested restricted stock outstanding with a market value of $175,015, based on the closing market price of the Common Stock of $65.82 on December 29, 2023.
(7)As of December 31, 2023, Mr. Lundeen had 1,028 shares of unvested restricted stock outstanding with a market value of $67,663, based on the closing market price of the Common Stock of $65.82 on December 29, 2023.

(8)As of December 31, 2023, Mr. Matthews had 1,399 shares of unvested restricted stock outstanding with a market value of $92,082 based on the closing market price of the Common Stock of $65.82 on December 29, 2023.
(9)As of December 31, 2023, Ms. Pechloff had 1,892 shares of unvested restricted stock outstanding with a market value of $124,531 based on the closing market price of the Common Stock of $65.82 on December 29, 2023.
(10)As of December 31, 2023, Mr. Wimberly had 1,953 shares of unvested restricted stock outstanding with a market value of $128,546 based on the closing market price of the Common Stock of $65.82 on December 29, 2023.

Vote Required and Board of Directors’ Recommendation

Each outstanding share of Common Stock is entitled to one vote on each of the eight director positions to be filled at the Meeting. The affirmative vote of the holders of a majority of the shares of our Common Stock cast in person or by proxy, excluding abstentions, at the Meeting is required for the election of each director. Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

The Board recommends a vote “FOR” the election of each of the Nominee Directors.

Compensation of Executive Officers

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board is responsible for reviewing, evaluating and approving the agreements, plans, policies, and programs of the Company to compensate its officers and directors. The Compensation Committee currently consists of Messrs. Matthews, Lundeen, and Wimberly.

The Compensation Committee makes all decisions related to the compensation package of the Chief Executive Officer (the “CEO”). To determine the compensation of the CEO, the Compensation Committee reviews the individual performance of the CEO in the context of the Company’s performance as well as the analysis of its independent compensation consultant, Lockton Companies LLC (“Lockton”). From time to time, the Company may also retain other compensation consultants to aid in its evaluation of potential compensation changes. For the compensation packages of the named executive officers, other than himself, the CEO annually reviews their performance, including individual contribution and demonstrated leadership, and external market references and presents individual compensation recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations of the CEO as well as the analysis of Lockton. The Compensation Committee has the authority to accept, modify, or disregard the CEO’s compensation recommendations. These compensation packages are the result of the evaluation and judgment of the Compensation Committee, rather than a precise formula. The Compensation Committee does not specifically focus in any material way on any of the individual compensation elements discussed below but considers the compensation elements as a whole.

At the 2023 Meeting, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from approximately 91% of votes cast. The Compensation Committee considered these results in determining the Company’s compensation plans and programs for 2023.

Executive Transition

Effective as of October 1, 2023, Jeffrey S. Davis, the then serving CEO, became Executive Chairman of the Company, an employee position, and Thomas J. Hogan, the then serving President, also became CEO of the Company (the “Executive Transition”). In connection with the Executive Transition, the Company amended and restated the employment agreements with each of Messrs. Davis, Hogan and Paul E. Martin, the Company’s Chief Financial Officer (“CFO”), certain terms of which are described in this Compensation Discussion and Analysis. Effective as of March 1, 2024, Mr. Davis resigned his employment position as Executive Chairman of the Company, which terminated his employment agreement other than the restrictive covenants and other covenants that survived in accordance with their terms. Mr. Davis continues to serve as the non-executive Chairman of the Board. In connection with the Executive Transition, the Company retained Meridian Compensation Partners, LLC (“Meridian”) to assist it in evaluating potential compensation changes to be made for Messrs. Davis, Hogan and Martin.

Executive Compensation Objectives and Elements of Compensation

During 2023, certain types of compensation were provided to the named executive officers of the Company set forth in the “Summary Compensation Table,” who are:

•Thomas J. Hogan, President and CEO, and Former Chief Operating Officer (“COO”);
•Jeffrey S. Davis, Former Executive Chairman and Former CEO;
•Paul E. Martin, CFO;
•Susan L. Adomite, Senior Vice President, Controller and Principal Accounting Officer; and
•Kevin T. Sheen, Senior Vice President — Global Operations

The objectives of the Company’s compensation programs are to:

•Recruit and retain top executive officers with the experience and skills to aid and to support the Company’s growth;
•Recognize job responsibility and offer competitive and compelling compensation programs that provide executives with an incentive to continue to expand their contributions to the Company;

•Reward individuals for their continued contribution to the success of the Company, including the Company’s execution against its business plan and creation of stockholder value; and
•Allow employees to acquire a proprietary interest in the Company as an incentive to remain employed with the Company.

The Company’s compensation programs are designed to attract, retain, and reward executives who are responsible for achieving the business objectives necessary to assure both revenue and profit growth while providing clients of the Company with the highest quality solutions and services. A significant portion of compensation paid to executives is directly related to delivering revenue and profit growth and other factors that influence stockholder value, thereby aligning executive interests closely with stockholder interests. This leads the Company to focus more on variable compensation than on base salary. The Company’s variable compensation programs for executives are structured to pay for high performance and are typically dependent on the Company’s financial results. It is the Company’s view that including an incentive-based compensation element keeps management motivated and retains top executives to ensure the Company’s long-term success. Each named executive officer is rewarded with, or has the opportunity to receive, the following types of cash and non-cash compensation:

•Base salary;
•Performance-based annual cash bonus award;
•Long-term equity incentive compensation; and
•Company-sponsored employee benefits, such as life insurance benefits and a tax-qualified savings plan (401(k) plan).

In accordance with their respective employment agreements in effect for 2023, Messrs. Davis, Hogan and Martin may also have been entitled to severance payments and/or accelerated vesting of some or all of their respective long-term equity awards in certain situations with respect to termination of employment for certain specified reasons and/or a change in control, in each case as detailed below under the heading “Potential Payments upon Termination and/or Change in Control.”

There is no predetermined policy for allocating compensation among the above-referenced compensation elements. Each type of compensation is designed to achieve a specific purpose in line with the objectives of the Company’s compensation philosophy.

Compensation Consultant

The Compensation Committee has the discretion to directly engage the services of a compensation consultant or other advisors. The Compensation Committee has engaged Lockton, an independent compensation consulting firm, on an as-needed basis to serve as the Compensation Committee’s compensation consultant. Lockton’s executive compensation consultants do not own any shares of the Company’s stock. There are no personal or business relationships between the Lockton consultants and any executive of the Company. In addition, there are no personal relationships between the Lockton consultants and any member of the Compensation Committee. Lockton maintains a detailed conflict of interest policy in order to ensure that the Compensation Committee receives conflict-free advice. Lockton did not provide additional services to the Company in excess of $120,000 during 2023. The project-based consulting fee received by Lockton in connection with its services to the Compensation Committee is less than 1% of Lockton’s annual revenue.

In connection with the Executive Transition, the Company retained Meridian to assist it in evaluating potential compensation changes to be made for Messrs. Davis, Hogan and Martin. Meridian presented its analysis to the Compensation Committee and participated in certain discussions with the Compensation Committee in evaluating the Executive Transition.

Peer Group

In 2023, Lockton conducted a comprehensive assessment of the Company’s named executive officer compensation packages to determine how the total compensation available to named executive officers compared to those of the Company’s peers and a market median. The market median was comprised of a combination of market compensation data from peer company proxy statements as well as published industry sources utilizing companies that operate in the computer programming services industry (the “external market”). The following companies were included in the peer group: ACI Worldwide Inc., ADTRAN, Inc., ANSYS Inc., Blackbaud, Inc., Commvault Systems, Inc., Endava PLC, EPAM Systems, Inc., EVERTEC, Inc., ExlService Holdings, Inc., LiveRamp Holdings, Inc., Manhattan Associates, Inc.,

Okta, Inc., Paylocity Holding Corporation, Pegasystems Inc., Thoughtworks Holding, Inc., and Unisys Corporation. The Company’s peer group for 2023 changed from the prior year due to the removal of The Trade Desk for a strategy of awarding large performance stock options and Aspen Technology due to a merger, and the additions of Thoughtworks Holding, Inc. and Unisys Corporation. The report prepared by Lockton analyzed the proposed compensation to be paid to the Company’s named executive officers as of February 2023. In connection with the Executive Transition, Meridian prepared a report analyzing the proposed compensation to be paid to the Company’s named executive officers as of June 2023. While the data and input provided by Lockton and Meridian is a factor in its analysis of various compensation elements, the Compensation Committee makes the final determination on all compensation decisions.

Base Salary

The named executive officers are offered a competitive salary in order to retain their services and to also reward their performance with the Company. For the CEO, COO and CFO, salary is set as part of a written employment agreement that has been approved by the Compensation Committee but may be increased from time to time with the approval of the Board. Several factors are considered by the Compensation Committee when determining and approving an employment agreement or arrangement for a named executive officer. These factors include the named executive officer’s performance relative to the Company’s goals and objectives, such as the Company’s financial performance and relative stockholder return. For newly hired executives, the individual’s relevant experience in the industry is considered. The base salary of other executive officers of the Company is recommended by the CEO after his review of the aforementioned factors, subject to the final approval of the Compensation Committee.

In February 2023, the Compensation Committee determined that the base salaries of the CEO, COO and CFO were below the 65th percentile of the external market. Additionally, the total direct compensation paid to the CEO, COO, and CFO were below the 65th percentile of the external market. In February 2023, the Compensation Committee approved an increase of $25,000 for the each of the CEO and COO. No change was made to the base salary of the CFO.

See the “Summary Compensation Table” for a detailed discussion of the named executive officers’ base salaries for fiscal years 2021, 2022 and 2023. The Company entered into an employment agreement with Mr. Davis as Executive Chairman effective October 1, 2023 through February 29, 2024. Mr. Davis’s employment agreement as Executive Chairman provided for an annual salary of $67,500 that may be increased by the Board or its Compensation Committee from time to time. The Company entered into an employment agreement with Mr. Hogan as President and Chief Executive Officer effective October 1, 2023 and will expire December 31, 2026. Mr. Hogan’s employment agreement as President and Chief Executive Officer provides for an annual salary of $600,000 that may be increased by the Board of Directors or the Compensation Committee from time to time.

In connection with the Executive Transition and effective as of October 1, 2023, the Company increased Mr. Hogan’s base salary as CEO from $545,000 to $600,000 and decreased Mr. Davis’s base salary as Executive Chairman from $675,000 to $67,500, in each case as provided in their respective employment agreements.

In connection with Susan L. Adomite’s appointment as Senior Vice President, Controller and Principal Accounting Officer, the Company increased Ms. Adomite’s annual base salary from $245,000 to $295,000, effective October 1, 2023.

In connection with Kevin T. Sheen’s appointment as Senior Vice President — Global Operations, the Company increased Mr Sheen’s annual base salary from $325,000 to $360,000, effective October 1, 2023.

See the “Summary Compensation Table” for a detailed discussion of the named executive officers’ base salaries for fiscal years 2021, 2022 and 2023, as applicable.

Performance-Based Executive Bonus Plan

The named executive officers are eligible for cash bonuses under the Executive Bonus Plan, which is tied to the Company’s operating performance. The determination of bonus payments is based on various targets and factors. Annual incentive targets are an integral component of compensation that link and reinforce executive decision making and performance with the annual objectives of the Company. The Compensation Committee has the discretion to determine the appropriate performance criteria, which is objective and established in writing during the first quarter of each year. Typically, these targets include an Adjusted Earnings Per Share (“Adjusted EPS”) target that must be met and is discussed and agreed upon by the Compensation Committee and management during the Company’s annual planning process. Adjusted EPS is a performance measure defined as net income plus amortization of intangibles, stock compensation expense, acquisition-related costs and adjustments, amortization of debt issuance costs, loss on extinguishment of debt, foreign exchange gains and losses and other infrequent or non-cash items, including related tax effects, divided by shares used in computing adjusted diluted net income per share, which is not in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Management and the Compensation Committee believe in the importance of structuring a bonus arrangement that “pays” the Company’s stockholders first. Therefore, no incentive bonuses are payable to the Company’s executives until the Company surpasses the Adjusted EPS target established by the Compensation Committee. Final overall funding decisions are made after the end of the year based upon the Company’s performance against this target and are subject to approval by the Compensation Committee.

In February 2023, the Compensation Committee determined that under the Executive Bonus Plan, a portion of the bonus pool was to be funded upon the achievement of Adjusted EPS in excess of $4.49 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), and the bonus pool would not be fully funded until the achievement of Adjusted EPS at $4.80. The Compensation Committee utilized this “stair-step” feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders. Management and the Compensation Committee believe the inclusion of the “stair-step” feature in the 2023 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

Please refer to the section below “Grants of Plan-Based Awards — Annual Incentive Cash Bonus Compensation” for the potential bonus awards as a percent of base salary for each of the named executive officers.

For 2023, the Company achieved Adjusted EPS of $3.95, which was below the minimum required level. Therefore, and as evidence of the Company’s pay for high performance philosophy, no bonuses were paid to the named executive officers for 2023.

The short-term incentive target for the named executive officers is generally competitive with the external market in the study provided by Lockton for targeted total compensation. Lockton’s review of executive compensation for 2023 and prior years demonstrated that the Company’s Executive Bonus Plan targets have been consistently aggressive compared to the external market. Based on the analysis performed by Lockton for 2023, the Committee determined not to modify the then named executive officers’ targets for 2023.

In connection with Susan L. Adomite’s appointment as Senior Vice President, Controller and Principal Accounting Officer, the Company increased Ms. Adomite’s Performance-Based Executive Bonus Plan target from 40% to 50% of her annual base salary and increased the maximum from 60% to 75% of her annual base salary, effective October 1, 2023.

In connection with Kevin T. Sheen’s appointment as Senior Vice President — Global Operations, the Company increased Mr Sheen’s Performance-Based Executive Bonus Plan target from 50% to 75% of his annual base salary and increased the maximum from 75% to 113% of his annual base salary, effective October 1, 2023.

Long-Term Equity Incentive Compensation

Share-based compensation awards are granted to executives on a discretionary basis by the Compensation Committee. The grants are typically made in the first quarter of each year. It is the Company’s current practice to grant awards of restricted stock instead of stock options. See additional discussion of these awards at the “2023 Grants of Plan-Based Awards” table. The Company believes that this type of incentive compensation rewards the highest quality management and will retain that management in the future. Share-based payments allow the executives to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals. Additionally, by focusing on equity-based compensation, the Company is able to provide competitive total compensation packages and use cash resources to operate and expand the business.

The vesting period for long-term equity incentive awards to employees of the Company is three years with one-third of the award vesting on each anniversary of the date of the grant. In 2023, the long-term equity incentive awards granted by the Company were primarily in the form of restricted stock although a limited number of restricted stock and phantom stock units were granted to certain international employees in lieu of restricted stock. Additionally, in connection with the Executive Transition, the Company issued to Mr. Hogan a performance award with a value of $1,000,000, which was informed by the analysis of Meridian. This award is subject to a three-year cliff vesting term and performance conditions based on the Company’s relative total shareholder return over the three-year performance period. In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control, 50% of the shares subject to the award are deemed earned and vested with the remainder forfeited. Currently, there are no performance conditions associated with the share-based awards granted by the Company other than Mr. Hogan’s performance award.

For all grants other than Mr. Hogan’s performance award, one-third of each award made to the named executive officers in 2023 vests on each anniversary of the date of grant through 2026. Any potential acceleration of the vesting schedules pursuant to a change in control or a termination is discussed under “Potential Payments upon Termination and/or Change in Control.”

In February 2023, the Compensation Committee utilized the report prepared by Lockton to determine how the long-term incentives granted to the Company’s named executive officers, like share-based payments, compared to the market median (see discussion under “Peer Group” for additional information). The analysis showed that the aggregate value of the equity awards received by the Company’s named executive officers was below the 65th percentile of the external market for the CEO, COO, and CFO, when long term incentive awards are calculated based on a percentage of base salary. Based on the competitive peer data contained in the Lockton report, the CEO’s recommendation with respect to other executive officers, and the Compensation Committee’s approval, an adjustment was made to equity awards for certain of the named executive officers' compensation component tied to the Company’s stock (determined based on a multiple of the executive’s base salary) as shown in the table below:

	2022 Multiple of Base Salary	2023 Multiple of Base Salary
Thomas J. Hogan, CEO and former COO	6.00X	8.00X
Jeffrey S. Davis, former CEO	9.00X	10.00X
Paul E. Martin, CFO	5.50X	5.50X
Susan L. Adomite, SVP	(1)	0.85X (1)
Kevin T. Sheen, SVP	(2)	1.38X (2)

(1)Ms. Adomite was promoted to Senior Vice President, Controller and Principal Accounting Officer, effective October 1, 2023, and previously was not an executive officer. Prior to her appointment, Ms. Adomite received a long-term incentive award of restricted stock of $200,000, representing 0.85X of her then applicable base salary.
(2)Mr. Sheen was promoted to Senior Vice President – Global Operations, effective October 1, 2023, and previously was not an executive officer. Prior to his appointment, Mr. Sheen received a long-term incentive award of restricted stock of $450,000, representing 1.38X of his then applicable base salary.

Total Direct Compensation Analysis

Based on the analysis performed by Lockton for 2023, actual total direct compensation paid to the Company's named executive officers was increased such that Mr. Davis’s compensation as the CEO and Mr. Martin’s compensation as the CFO would have total direct compensation within one percent of the 65th percentiles of the peer group and Mr. Hogan’s compensation as the COO within ten percent of the 65th percentile of the peer group. This corresponds to the Compensation Committee’s goal to pay compensation comparable to the Company’s peers while still providing executives of the Company with the opportunity to increase the value of their compensation package through extraordinary performance. In connection with the Executive Transition, the Compensation Committee further adjusted Messrs. Davis and Hogan’s compensation in light of the transition and the change in their respective responsibilities.

Company Sponsored Benefit Plans

The named executive officers are provided with primarily the same Company-sponsored health, welfare, and retirement benefits as all other employees, including life insurance benefits and a tax-qualified retirement savings plan. The Company provides all employees with basic life insurance in the amount of two times their annual salary with a $100,000 minimum benefit and a $400,000 maximum benefit. Prior to the Executive Transition, in addition to the standard life insurance, the Company retained a $1.5 million life insurance policy for the former CEO, Mr. Davis. The benefit on this policy would have been payable to the former CEO’s beneficiary upon death. The Company also provides short- and long-term disability benefits to all employees, including the named executive officers, at no cost, for 60% of base salary up to $1,385 per week for up to 180 days and 60% of base salary up to a maximum benefit of $10,000 per month after 180 days, respectively. In addition to the standard short- and long-term disability benefits, the Company paid for additional disability coverage for the former CEO, which would have provided a monthly income benefit of $15,000 for five years.

The Perficient 401(k) Employee Savings Plan (the “401(k) Plan”) is a tax-qualified retirement savings plan to which all employees, including the named executive officers, are able to contribute from 1% to 80% of their annual salary, up to the limits established by the Internal Revenue Code of 1986, as amended (the “Code”). During 2023, the Company matched 50% of contributions of the first 6% of eligible compensation contributed by participants, comprised of 25% in cash and 25% in Company stock. Employee contributions to the 401(k) Plan vest upon contribution and Company matching funds are fully vested after three years of service.

Attributed costs of the benefits described above for the named executive officers for the year ended December 31, 2023 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

Severance Benefits

Following the Executive Transition in October 2023, the Company’s employment agreement with Thomas J. Hogan as President and CEO contains the following severance and accelerated vesting provisions:

•Death, disability and severance benefits upon Mr. Hogan’s termination of employment, including severance of one year’s base salary, one year’s target bonus prorated to the date of termination, one year of benefits and one year of vesting of options and restricted stock if Mr. Hogan is terminated without cause or under a constructive termination, as defined in the employment agreement; and
•If Mr. Hogan is terminated without cause or under a constructive termination within three months prior to, or 18 months after, a change in control (i.e., a “double-trigger provision”), severance benefits of one year’s base salary and vesting of 100% of all unvested options and restricted shares in addition to the benefits described in the preceding bullet.

Mr. Hogan’s prior employment agreement as President and COO provided for severance payments if he was terminated without cause or if he resigned after a constructive termination and did not provide for accelerated vesting of equity upon a change in control.

The Company’s employment agreements with Jeffrey S. Davis, former CEO, and Paul E. Martin, CFO, contain severance obligations payable upon a termination in certain circumstances and accelerated vesting of equity upon a change in control. Mr. Davis’s resignation as Executive Chairman of the Company did not trigger any severance obligations under this employment agreement, and following such resignation, Mr. Davis is no longer entitled to severance.

Neither Susan L. Adomite nor Kevin T. Sheen is entitled to any severance benefits or accelerated vesting in connection with a termination of employment or a change in control of the Company.

For our most senior executives, the Company provides a level of severance benefits that the Compensation Committee believes is necessary to provide a competitive compensation package to this level of senior executives. Maintaining these arrangements enables the Company to attract and retain these senior executives, provide them with a degree of certainty regarding their future employment relationship, and ensure the continued commitment of such senior executives in the event of a potential or actual change in control. Payments upon a change in control also further align the interests of the executives with those of the stockholders. Providing change in control benefits is designed to reduce the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of the stockholders and helps ensure stability in the event of a change in control of the Company.

The Compensation Committee further believes that the level of severance benefits and vesting of outstanding equity awards under the employment agreements, including multiples of pay, are consistent with market practice and necessary for the Company to be competitive in attracting and retaining talent in the Company’s industry, and are also commensurate with each senior executive’s level of responsibility.

Finally, the Compensation Committee believes that the potential payments to be made upon termination and/or change in control for our most senior executives are an important part of executive compensation as structured at the Company. Our most senior executives are generally paid a lower base salary as a percentage of their overall compensation, with long-term equity compensation making up a larger portion of total compensation. The focus on variable compensation helps to retain these executives and reward them for performance over time. Due to this philosophy, offering potential payments upon termination and/or change in control is an attractive compensation element that allows the executives to become equalized with market compensation should these events occur.

Additional information regarding severance and other change in control benefits is provided in the section titled “Potential Payments upon Termination and/or Change in Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under applicable tax laws. The Compensation Committee retains the flexibility to approve compensation in certain cases that will not be tax deductible in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value. In these situations, the Compensation Committee has approved compensation that is non-deductible under Section 162(m) of the Code (“IRC Section 162(m)”). IRC Section 162(m) limits the deductibility of certain executive officer compensation to $1 million.

For 2023, the total compensation for income tax purposes of Jeffrey S. Davis, Thomas J. Hogan, and Paul E. Martin, including base salary, bonus and vesting of restricted stock awards, was in excess of $1 million. Due primarily to the vesting of restricted stock awards, a portion of the amount of compensation in excess of $1 million was not deductible.

Policies and Guidelines

Amended and Restated Insider Trading Policy

The Company’s amended and restated insider trading policy, among other things, prohibits Company employees from trading in Company securities while in the possession of material nonpublic information or hedging and pledging Company securities. Additional restrictions on the trading of Company securities apply to directors and officers. Prohibited transactions include, but are not limited to, purchasing Common Stock on margin, short sales of the Common Stock and buying or selling put or call options or other derivative instruments related to the Common Stock. Under the policy, the Board may grant exceptions on a limited case-by-case basis based on the Board’s assessment of the potential risk to the Company and its stockholders and may subject such transactions to conditions to reduce risk to the Company and its stockholders.

Stock Ownership Guidelines

In July 2020, the Company adopted stock ownership guidelines for its directors and executive officers. Among other things, the stock ownership guidelines require each non-employee director to own shares of Common Stock with a fair market value of three times their annual cash retainer, the CEO to own shares of Common Stock with a fair market value of five times his annual base salary, and each other named executive officer to own shares of Common Stock with a fair market value of three times their annual base salary. The directors and named executive officers are expected to be in compliance with these guidelines within five years of the adoption or from the date of hire or promotion. As of December 31, 2023, all of the Company’s executive officers and then serving directors subject to the guidelines were in compliance with this policy.

Amended and Restated Clawback Policy

In July 2023, the Company amended and restated its clawback policy to align with the recently adopted Nasdaq requirements related to Section 10D of the Exchange Act. As amended, the clawback policy provides for, among other things, the recoupment by the Company of certain executive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to the Company’s current and former executive officers and such other senior executives and employees as may be determined from time to time by the Board.

Risk Oversight of the Company’s Compensation Policies and Programs

The Compensation Committee carefully monitors compensation levels to ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Based on current and evolving best practices guidance, the Compensation Committee conducted a compensation risk assessment of the various elements of the Company’s overall compensation program (including incentive compensation programs). In its analysis, the Compensation Committee reviewed, with input from management, the Company’s compensation programs including appropriate internal controls to mitigate or reduce risk. Based on its review, the Compensation Committee determined that the Company’s compensation programs and policies do not create excessive and unnecessary risk taking. In addition to review by the Compensation Committee, the Board maintains proper policies and procedures to ensure ongoing management and assessment of compensation practices as they relate to risk.

2024 Compensation Updates

Based in part on the analysis of Lockton and the input of management, the Compensation Committee desired to set the total direct compensation opportunity of Mr. Hogan and Mr. Martin in line with the 65th percentile of its peers. Accordingly, the Compensation Committee approved an increase in Mr. Martin’s long-term incentive award, as noted below. No adjustments were made to the base salaries or target percentage levels for the performance-based Executive Bonus Plan.

Employment Agreements

As a result of his resignation as Executive Chairman of the Company, Mr Davis’s employment agreement terminated.

Base Salary

Mr. Hogan’s base salary remained at $600,000 for 2024, consistent with his 2023 base salary as President and CEO following the Executive Transition. Following Mr. Davis’s resignation from his employee position as Executive Chairman of the Company, he will no longer be entitled to any base salary. Mr. Martin’s base salary remained at $460,000 for 2024, consistent with his 2023 base salary as CFO.

Long-Term Incentive Awards, Amendment to Davis Restricted Stock Award Agreements

In February 2024, the Compensation Committee approved the following long-term incentive awards of restricted stock to the named executive officers: Mr. Hogan, $5,400,000 (9.0 times base salary); Mr. Martin, $2,760,000 (6.0 times base salary); Ms. Adomite, $443,000 (1.5 times base salary); and Mr. Sheen, $720,000 (2.0 times base salary). Under the terms of the restricted stock award agreements, one-third of the shares subject to an award will vest on each anniversary of the grant date with the final tranche vesting in February 2027 provided the named executive officer continues their employment with the Company through the applicable vesting dates. Mr. Davis did not receive a long-term incentive award.

In addition, in February 2024, in connection with Mr. Davis’s resignation to be effective March 1, 2024, the Board approved an amendment (the “Amendment”) to certain existing agreements (the “RSA Agreements”) providing for awards of an aggregate of 151,160 shares of restricted stock to Mr. Davis pursuant to the Incentive Plan, 80,998 of which awards are still subject to restriction as of February 23, 2024. The RSA Agreements subject the awards to certain vesting conditions. The Amendment amends the RSA Agreements to, among other things, provide for:

•Continued vesting under the RSA Agreements for Mr. Davis’s service as a member of the Board;
•Accelerated vesting upon the occurrence of a change in control; and

•Accelerated vesting upon Mr. Davis no longer serving as a member of the Board as a result of his death or disability, his failure to be elected to the Board by the stockholders of the Company or the Company’s Nominating, Governance and Sustainability Committee failing to nominate him for election to the Board.

The foregoing is a summary of the material terms of the Amendment only and is qualified in its entirety by the actual terms of the Amendment which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

The Compensation Committee will consider the results of the “say on pay” vote at the Meeting in making future compensation decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Brian L. Matthews, Chairman
David S. Lundeen
Gary M. Wimberly

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ralph C. Derrickson, David S. Lundeen, and Gary M. Wimberly served on the Compensation Committee in 2023. Ralph C. Derrickson previously served as Chairman of the Compensation Committee prior to his departure on December 31, 2023. Brian L. Matthews joined the Compensation Committee and began serving as Chairman of the Compensation Committee on January 1, 2024. No member of the Compensation Committee in 2023 was, or had ever been, an officer or employee of the Company or any of its subsidiaries or had any substantial business dealings with the Company. In addition, no “Compensation Committee Interlocks” existed during 2023, that is no member of the Compensation Committee or the Board was an executive officer of another company on whose compensation committee or board any of the executive officers served.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2021, 2022, and 2023, including the current and former Principal Executive Officer, which is the CEO, the Principal Financial Officer, which is the CFO, and the Company’s two other executive officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)		Total
Thomas J. Hogan	2023	$553,542	$5,237,064	$—	$18,866		$5,809,472
President and Chief Executive Officer, former Chief Operating Officer	2022	513,333	3,119,922	247,000	11,986		3,892,241
	2021	472,500	2,059,750	720,000	9,128		3,261,378
Jeffrey S. Davis	2023	$517,917	$6,749,946	$—	$42,960	(5)	$7,310,823
Chairman of the Board, Former Chief Executive Officer and Executive Chairman	2022	650,000	5,849,940	494,000	64,120	(5)	7,058,060
	2021	650,000	4,338,808	1,950,000	59,133	(5)	6,997,941
Paul E. Martin	2023	$460,000	$2,529,944	$—	$13,847		$3,003,791
Chief Financial Officer	2022	451,667	2,529,938	174,800	13,844		3,170,249
	2021	408,333	1,759,358	492,000	13,522		2,673,213
Susan L. Adomite SVP, Controller and Principal Accounting Officer	2023	$251,667	$199,994	$—	$11,031		$462,692
Kevin T. Sheen SVP - Global Operations	2023	$328,750	$449,967	$—	$17,885		$796,602

(1)Effective October 1, 2023: (a) Mr. Davis became Executive Chairman of the Company, an employee position which Mr. Davis subsequently resigned from in March 2024; (b) Mr. Hogan became Chief Executive Officer of the Company and continued in his role as President of the Company; (c) Ms. Adomite became a Senior Vice President and the Principal Accounting Officer of the Company; and (d) Mr. Sheen became Senior Vice President – Global Operations.
(2)Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards and for Mr. Hogan, his performance award, in each case computed in accordance with ASC Topic 718. Assumptions used in the calculation of the 2023 amounts were disclosed in Notes 2 and 5 to the Company’s consolidated financial statements for 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024.
(3)Amounts are earned and accrued during the fiscal year indicated and paid subsequent to the end of the fiscal year pursuant to the Company’s performance-based Executive Bonus Plan. No performance-based executive bonuses were paid with respect to 2023 performance.
(4)Other than as noted in footnote (5), the amounts listed represent the value of the Company’s matching contributions under the 401(k) Plan, Company-paid standard life insurance premiums, cell phone allowances and Company-paid standard disability insurance premiums. The named executive officers, from time to time, received certain immaterial personal benefits or other compensation items from the Company; however, in no case did the value of these items exceed $10,000 in the aggregate.
(5)As part of his overall compensation, Mr. Davis received Company-paid life and disability insurance premiums of $19,162, $53,449 and $48,962 in 2023, 2022, and 2021, respectively.

The table below summarizes the 2023 total compensation mix for the named executive officers by pay element:

PERCENT OF 2023 TOTAL COMPENSATION BY PAY ELEMENT
Name	Base Salary	Incentive Compensation (1)	Other Compensation
Thomas J. Hogan (2)	10%	90%	Less than 1%
Jeffrey S. Davis (2)	7%	92%	Less than 1%
Paul E. Martin	15%	84%	Less than 1%
Susan L. Adomite (2)	54%	43%	2%
Kevin T. Sheen (2)	41%	57%	2%

(1)Includes restricted stock awards and for Mr. Hogan, his performance award under the Incentive Plan and payments under the performance-based Executive Bonus Plan.
(2)The compensation for Messrs. Davis and Hogan reflect changes in base salary following the Executive Transition and for Ms. Adomite and Mr. Sheen, their promotions effective October 1, 2023.

EMPLOYMENT AGREEMENTS

Mr. Hogan

The Company previously entered into an employment agreement with Mr. Hogan as President and Chief Operating Officer effective February 23, 2021 through September 30, 2023, which was amended and restated in connection with the Executive Transition as described below. Mr. Hogan’s employment agreement as President and Chief Operating Officer provided for the following compensation:

•An initial annual salary of $480,000 that may be increased by the CEO, with approval by the Board or its Compensation Committee, from time to time;
•An annual performance bonus of up to 150% of Mr. Hogan’s annual salary, which the Compensation Committee has approved maximum bonuses in excess of such limitation from time to time, in the event the Company achieves certain performance targets;
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs; and
•Severance benefits, if Mr. Hogan’s employment with the Company is terminated by the Company without cause (as defined in the agreement) or if Mr. Hogan voluntarily resigns after a constructive termination (as defined in the agreement), of a lump-sum payment equal to one year’s annual salary, continued vesting of restricted stock, and welfare benefits for one year following termination.

Mr. Hogan has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Hogan’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time. Mr. Hogan's annual salary was increased to $545,000, effective February 20, 2023 through September 30, 2023.

In connection with the Executive Transition, the Company amended and restated Mr. Hogan’s employment agreement to be effective October 1, 2023 and which will expire December 31, 2026. Mr. Hogan’s employment agreement as President and CEO provides for the following compensation:

•An annual salary of $600,000 that may be increased by the Board of Directors or the Compensation Committee from time to time;
•An annual performance bonus of up to 200% of Mr. Hogan’s annual salary in the event the Company achieves certain performance targets;
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•Death, disability and severance benefits upon Mr. Hogan’s termination of employment, including severance of one year’s base salary, one year’s target bonus prorated to the date of termination, one year of benefits and one year of vesting of options and restricted stock if Mr. Hogan is terminated without cause or under a constructive termination, as defined in the employment agreement; and
•If Mr. Hogan is terminated without cause or under a constructive termination within three months prior to, or 18 months after, a change in control, severance benefits of one year’s base salary and vesting of 100% of all unvested options and restricted shares in addition to the benefits described in the preceding bullet.

In connection with the Executive Transition, the Company also approved the issuance pursuant to the Company’s Incentive Plan of a performance award with a value of $1,000,000 to Mr. Hogan. This award is subject to a three-year cliff vesting term and performance conditions based on the Company’s relative total shareholder return over the three-year performance period. In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control as noted above, 50% of the shares subject to the award are deemed earned and vested with the remainder forfeited.

Mr. Hogan has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Hogan’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. Davis

The Company previously entered into an employment agreement with Mr. Davis as Chief Executive Officer effective February 23, 2021 through September 30, 2023, which was amended and restated in connection with the Executive Transition as described below. Mr. Davis’s employment agreement as Chief Executive Officer provided for the following compensation:

•An initial annual salary of $650,000 that may be increased by the Board or its Compensation Committee from time to time;
•An annual performance bonus of up to 300% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets;
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to our executive employees, pursuant to our policies and subject to the conditions and terms applicable to such benefits, plans or programs;
•Severance benefits, if Mr. Davis’s employment with the Company is terminated by the Company without cause (as defined in the agreement) either before or after a change in control, of a lump-sum payment equal to two years’ annual salary and Mr. Davis’s target bonus for the year in which termination of employment occurs, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;
•Severance benefits of a lump-sum payment equal to two years’ annual salary and Mr. Davis’s target bonus, and welfare benefits for one year following resignation if Mr. Davis voluntarily resigns after a constructive termination, as defined in the agreement;
•Death and disability benefits, including a payment of one year’s base salary and one year’s target bonus; and
•100% of all unvested options and restricted shares vest upon a change in control.

In connection with the Executive Transition, the Company amended and restated Mr. Davis’s employment agreement to provide for the following compensation, effective October 1, 2023:

•An annual salary of $67,500 that may be increased by the Board or its Compensation Committee from time to time;
•An annual performance bonus calculated in accordance with his previous employment agreement (up to 300% of Mr. Davis’s annual salary), with the amount of such bonus prorated to 75% of the amount otherwise payable, in the event the Company achieves certain performance targets (Mr. Davis was not entitled to a bonus beginning January 1, 2024);
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•Death, disability, severance, and change in control benefits upon Mr. Davis’s termination of employment or change in control of the Company, including a severance of two year’s base salary, one year’s target bonus calculated at his target bonus rate in effect as of the expiration of his previous employment agreement, and one year of benefits (and vesting of all unvested options and restricted shares) if Mr. Davis is terminated without cause or under a constructive termination, as defined in the Davis Employment Agreement; and
•100% of all unvested options and restricted shares vest upon a change in control.

Mr. Davis agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Effective March 1, 2024, Mr. Davis resigned his employment position as Executive Chairman, which terminated his employment agreement other than the restrictive covenants and other covenants that survived in accordance with their terms.

Mr. Martin

The Company previously entered into an employment agreement with Mr. Martin as Chief Financial Officer effective January 1, 2021 through September 30, 2023, which was amended and restated in connection with the Executive

Transition as described below. Mr. Martin’s previous employment agreement provided for the following compensation:

•An initial annual salary of $400,000 that may be increased by the CEO, with approval by the Board or its Compensation Committee, from time to time;
•An annual performance bonus of up to 120% of Mr. Martin’s annual salary, which the Compensation Committee has approved maximum bonuses in excess of such limitation from time to time, in the event the Company achieves certain performance targets;
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•Severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company without cause (as defined in the agreement) or if Mr. Martin voluntarily resigns after a constructive termination (as defined in the agreement), of a lump-sum payment equal to one year’s annual salary, continued vesting of restricted stock, and welfare benefits for one year following termination;
•Severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company without cause (as defined in the agreement) within the first year after a change in control equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin and welfare benefits for one year following termination; and
•50% of all unvested options and restricted shares vest upon a change in control.

In connection with the Executive Transition, the Company amended and restated Mr. Martin’s employment agreement effective October 1, 2023 and which will expire on December 31, 2026. Mr. Martin’s current employment agreement provides for the following compensation:

•An annual salary of $460,000 that may be increased by the Chief Executive Officer, with approval by the Board of Directors or its Compensation Committee, from time to time;
•An annual performance bonus of up to 150% of Mr. Martin’s annual salary in the event the Company achieves certain performance targets;
•Entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•Death, disability, severance, and change in control benefits upon Mr. Martin’s termination of employment or change in control of the Company, including a severance of one year’s base salary, one year of benefits and one year of vesting of options and restricted stock if Mr. Martin is terminated without cause or under a constructive termination, as defined in the agreement; and
•50% of all unvested options and restricted shares vest upon a change in control.

Mr. Martin has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

The foregoing is a summary of the material terms of Messrs. Davis’s, Hogan’s and Martin’s employment agreements and Mr. Hogan’s performance award only, and is qualified in its entirety by the actual terms of the agreements which were filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023.

Neither Susan L. Adomite nor Kevin T. Sheen has an employment agreement with the Company.

GRANTS OF PLAN-BASED AWARDS

The following table reflects awards granted to the named executive officers during 2023 under the Company’s equity and non-equity incentive plans:

2023 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#) (2) (4)	Grant Date Fair Value of Stock Awards (3) (4)
		Threshold	Target	Maximum
Thomas J. Hogan	2/21/2023	$—	$—	$—	59,319	$4,359,947
	7/25/2023	—	—	—	10,842	$877,118
	N/A	—	900,000	1,350,000	—	—
Jeffrey S. Davis	2/21/2023	$—	$—	$—	91,836	$6,749,946
	N/A	—	1,350,000	2,025,000	—	—
Paul E. Martin	2/21/2023	$—	$—	$—	34,421	$2,529,944
	N/A	—	460,000	690,000	—	—
Susan L. Adomite	2/21/2023	$—	$—	$—	2,721	$199,994
	N/A	—	110,375	165,563	—	—
Kevin T. Sheen	2/21/2023	$—	$—	$—	6,122	$449,967
	N/A	—	189,375	284,063	—	—

(1)Reflects the target and maximum bonus award amounts that could potentially be earned by each named executive officer under the 2023 Executive Bonus Plan based on 2023 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table.
(2)Reflects the Compensation Committee’s grant of restricted shares to the named executive officers on February 21, 2023 in the respective amounts listed in the table. The terms of these restricted share awards are described in the section titled “Restricted Share Award Terms” below.
(3)The grant date fair value is based on the per share closing market price of the Common Stock on February 21, 2023 (the date of grant) of $73.50.
(4)The grant date fair value of Mr. Hogan’s grant on July 25, 2023 is based on a Monte Carlo simulation model as of the date of the award. The Company awarded Mr. Hogan 10,842 shares with a fair market value of $80.90 per share as determined by the Monte Carlo simulation model.

ANNUAL INCENTIVE CASH BONUS
COMPENSATION UNDER EXECUTIVE BONUS PLAN

Annual incentive bonuses available to the named executive officers under the 2023 Executive Bonus Plan are based upon pre-set percentages of salary and are earned by reaching certain target performance levels, which are subject to adjustment by the Compensation Committee based on acquisitions and other extraordinary or non-recurring items. Final overall funding decisions are made after the year-end by the Compensation Committee, which may exercise its discretion to adjust downward the amounts to be paid to the participants.

In February 2023, the Compensation Committee established the targets for the named executive officers under the 2023 Executive Bonus Plan. The table below lists the potential bonus awards as a percent of base salary for the named executive officers as reflected in the “2023 Grants of Plan-Based Awards” table:

	Target Bonus Percentage	Maximum Bonus Percentage
Thomas J. Hogan, former COO (1)	125%	188%
Jeffrey S. Davis, former CEO	200%	300%
Paul E. Martin, CFO	100%	150%
Susan L. Adomite, SVP (2)	40%	60%
Kevin T. Sheen, SVP (3)	50%	75%

(1)In connection with the Executive Transition effective October 1, 2023, the Company increased Mr. Hogan’s target bonus percentage to 150% and maximum bonus percentage to 225%.
(2)In connection with Susan L. Adomite’s promotion to Senior Vice President, Controller and Principal Accounting Officer effective October 1, 2023, the Company increased her target bonus percentage to 50% and maximum bonus percentage to 75%.
(3)In connection with Kevin T. Sheen’s promotion to Senior Vice President — Global Operations effective October 1, 2023, the Company increased his target bonus percentage to 75% and maximum bonus percentage to 113%.

The named executive officers may share in every dollar of earnings above the targets established pursuant to the 2023 Executive Bonus Plan up to the maximum bonus percentage set for each. The named executive officers may receive up to the maximum bonus percentage to the extent the Adjusted EPS target is exceeded up to 1.5 times the target. The Compensation Committee has the discretion to decrease bonus amounts, even if the target is met or exceeded. In order to meet this target, the Company’s Adjusted EPS must meet the predetermined target after considering the estimated bonus payout. Please refer to the section titled “Performance-Based Executive Bonus Plan” for additional information regarding the predetermined target. For 2023, the Company achieved Adjusted EPS of $3.95, which was below the minimum required level of $4.49. Therefore and consistent with the Company’s pay for high performance philosophy, no bonuses were paid to the named executive officers for 2023.

TERMS OF EQUITY AWARDS

The restricted shares awarded to the named executive officers on February 21, 2023 were granted under the Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan (as amended, the “Incentive Plan”). Under the terms of the restricted share award agreements, one-third of the shares subject to an award will vest on each anniversary of February 21, 2023 with the final tranche vesting on February 21, 2026, provided the named executive officer continues their employment with the Company through the applicable vesting dates.

In connection with the Executive Transition, the Company granted a Performance Stock Award (“PSA”) of 10,842 shares to Mr. Hogan on July 25, 2023 under the Incentive Plan with terms determined at the discretion of the Compensation Committee. The actual number of shares subject to the PSA that will be eligible to vest is based on the achievement of a relative total shareholder return (“TSR”) target as compared to the TSR realized by each of the companies comprising the Nasdaq Composite Index over a three-year period. This award is subject to a three-year cliff vesting term which ends on December 31, 2026. In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control, 50% of the shares subject to the award are deemed earned and vested with the remainder forfeited.

In the event of a recipient’s termination of employment with the Company for any reason (including death or disability) prior to full vesting of the restricted shares, restricted shares that have not vested as of the date of termination will be null and void and will be forfeited to the Company, unless the terms of the recipient’s employment agreement provide otherwise. The employment agreements for Messrs. Davis, Hogan and Martin provide for accelerated or continued vesting of some or all equity awards such as the restricted share awards in the case of certain involuntary terminations or in connection with a change in control. These acceleration provisions are described below in the section of this Proxy Statement titled “Potential Payments upon Termination and/or Change in Control.”

In connection with Mr. Davis’s resignation of his employee position as Executive Chairman of the Company, the Board approved the Amendment to certain RSA Agreements providing for awards of an aggregate of 151,160 shares of restricted stock to Mr. Davis pursuant to the Incentive Plan, 80,998 of which awards are still subject to restriction as of February 23, 2024. The RSA Agreements subject the awards to certain vesting conditions. The Amendment amends the RSA Agreements to, among other things, provide for:

•Continued vesting under the RSA Agreements for Mr. Davis’s service as a member of the Board;
•Accelerated vesting upon the occurrence of a change in control (as defined in the Amendment); and
•Accelerated vesting upon Mr. Davis no longer serving as a member of the Board as a result of his death or disability, his failure to be elected to the Board by the stockholders of the Company or the Company’s Nominating, Governance and Sustainability Committee failing to nominate him for election to the Board.

Dividends are payable on restricted shares once vested at the same rate and at the same time that dividends are paid to stockholders generally; however, the Company has never declared or paid any cash dividends on our Common Stock. Our credit facility currently contains certain restrictions on the payment of cash dividends. Any future determination as to the declaration and payment of dividends will be made at the discretion of our Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by our Board of Directors, including the applicable requirements of the Delaware General Corporation Law.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the number and market value of unvested restricted share awards held by each named executive officer as of December 31, 2023:

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)
Name
Thomas J. Hogan	12,328	(2)	$811,429
	21,092	(3)	1,388,275
	59,319	(4)	3,904,377
	10,842	(5)	713,620
Jeffrey S. Davis	25,970	(2)	$1,709,345
	39,549	(3)	2,603,115
	91,836	(4)	6,044,646
Paul E. Martin	10,530	(2)	$693,085
	17,104	(3)	1,125,785
	34,421	(4)	2,265,590
Susan L. Adomite	285	(2)	$18,759
	1,014	(3)	66,741
	2,721	(4)	179,096
Kevin T. Sheen	1,997	(2)	$131,443
	2,366	(3)	155,730
	6,122	(4)	402,950

(1)Based on the per share closing market price of $65.82 of the Common Stock on December 29, 2023.
(2)Represents awards of restricted shares made to the named executive officers on February 26, 2021. One-third of the restricted shares subject to each award vested on each anniversary of February 26. The final tranche vested on February 26, 2024.
(3)Represents awards of restricted shares made to the named executive officers on February 22, 2022. One-third of the restricted shares subject to each award vests on each anniversary of February 22 with the final tranche vesting on February 22, 2025.
(4)Represents awards of restricted shares made to the named executive officers on February 21, 2023. One-third of the restricted shares subject to each award vests on each anniversary of February 21 with the final tranche vesting on February 21, 2026.
(5)Represents a PSA granted to Mr. Hogan on July 25, 2023, as described above.

STOCK AWARDS VESTED

The following table presents stock awards vested on behalf of the named executive officers during 2023:

2023 STOCK AWARDS VESTED
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting (1)
Thomas J. Hogan	33,105	(2)	$2,365,877
Jeffrey S. Davis	70,204	(3)	5,011,773
Paul E. Martin	28,490	(4)	2,034,966
Susan L. Adomite	1,520	(5)	94,640
Kevin T. Sheen	5,250	(6)	374,172

(1)Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2023 (calculated before payment of any applicable withholding or other income taxes).
(2)Mr. Hogan was granted: (i) 30,687 shares on February 26, 2020, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; (ii) 36,986 shares on February 26, 2021, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; and (iii) 31,639 shares on February 22, 2022, a portion of which vested on February 22, 2023 when the market price of the Company’s stock was $72.89.
(3)Mr. Davis was granted: (i) 73,377 shares on February 26, 2020, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; (ii) 77,910 shares on February 26, 2021, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; and (iii) 59,324 shares on February 22, 2022, a portion of which vested on February 22, 2023 when the market price of the Company’s stock was $72.89.
(4)Mr. Martin was granted: (i) 28,222 shares on February 26, 2020, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; (ii) 31,592 shares on February 26, 2021, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; and (iii) 25,656 shares on February 22, 2022, a portion of which vested on February 22, 2023 when the market price of the Company’s stock was $72.89.
(5)Ms. Adomite was granted: (i) 2,184 shares on October 30, 2020, a portion of which vested on October 30, 2023 when the market price of the Company’s stock was $51.52; (ii) 856 shares on February 26, 2021, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; and (iii) 1,521 shares on February 22, 2022, a portion of which vested on February 22, 2023 when the market price of the Company’s stock was $72.89.
(6)Mr. Sheen was granted: (i) 6,207 shares on February 26, 2020, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; (ii) 5,993 shares on February 26, 2021, a portion of which vested on February 26, 2023 when the market price of the Company’s stock was $70.80; and (iii) 3,549 shares on February 22, 2022, a portion of which vested on February 22, 2023 when the market price of the Company’s stock was $72.89.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes information regarding the Company’s named executive officers’ participation in the Perficient, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”):

2023 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions (1)	Company Contributions	Aggregate Gains (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2023
Thomas J. Hogan	$—	$—	$—	$—	$—
Jeffrey S. Davis	—	—	—	—	—
Paul E. Martin	40,480	—	250,809	—	1,325,317
Susan L. Adomite	—	—	—	—	—
Kevin T. Sheen	93,365	—	142,740	—	642,340

(1)All amounts reported as contributions in this column have been reported in the Salary column of the “Summary Compensation Table.”
(2)The amounts in this column represent the aggregate gains that accrued during 2023 on amounts of salary deferred at the election of the named executive officer pursuant to the Deferred Compensation Plan. These unrealized gains have not been reported as compensation to the named executive officers in the “Summary Compensation Table.”

The Deferred Compensation Plan allows each participant to contribute up to 80% of base salary and commissions and 100% of annual incentive bonus payments. Contributions may be made to either the retirement account or the in-service account of the participant; however, no contributions may be made to a participant’s in-service account during a deferral period when amounts are scheduled to be distributed from that account. Also, if the Compensation Committee determines that a participant has incurred a financial hardship, it may terminate the participant’s deferrals.

The Company may, in its discretion, provide a matching contribution to the Deferred Compensation Plan; however, any matching contribution under the Deferred Compensation Plan will be reduced by the amount of matching contributions actually made on the participant’s behalf under the Company’s 401(k) Plan. Matching contributions vest annually over a three-year period. The Company may also make discretionary contributions on behalf of participants in the Deferred Compensation Plan, which will be in the amounts and will vest in accordance with the schedule determined by the Company. The Company made no matching contributions to the Deferred Compensation Plan in 2023.

The Deferred Compensation Plan permits each participant to make investment allocation choices for both the participant’s contributions and any Company matching or discretionary contributions made on the participant’s behalf among the investment choices designated by the Company, which earn market rates of return. Participants are permitted to change their investment elections on a daily basis.

A participant will receive a distribution of amounts deferred in a particular year upon the earlier to occur of: (i) the time specified in the participant’s deferral commitment election with respect to the participant’s in-service account; (ii) their termination of employment; or (iii) their death or disability. In addition, a participant may receive a distribution if the Compensation Committee determines that the participant has experienced a financial hardship, to the extent reasonably necessary to satisfy the participant’s needs. Upon a participant’s termination of employment, the participant’s benefits under the Deferred Compensation Plan shall be paid to them as soon as administratively practicable following the date of the participant’s termination of employment, unless the participant constitutes a “specified employee” (within the meaning of Section 409A of the Code), in which case the initial payment will be made no earlier than the first day of the seventh month following the participant’s termination. A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, or in up to a maximum of 15 annual installments (or a maximum of five annual installments with respect to the participant’s in-service account). Certain small account balances (a retirement account balance of less than $50,000 and an in-service account balance of less than $25,000) will be paid in a lump sum regardless of the participant’s election.

POTENTIAL PAYMENTS UPON TERMINATION
AND/OR CHANGE IN CONTROL

As part of their employment agreements that were effective as of December 31, 2023, Messrs. Hogan, Davis and Martin have certain provisions detailing payments due to them in the event of termination of their employment with the Company, including the resulting compensation from a change in control. As described above, Mr. Davis resigned from his employment position as Executive Chairman of the Company, effective as of March 1, 2024. Mr. Davis’s resignation terminated his employment agreement other than the restrictive covenants and other covenants that survived in accordance with their terms and did not result in any severance payments.

Mr. Hogan

Mr. Hogan’s employment agreement in effect as of December 31, 2023, provides for the following death, disability, severance and change in control benefits (certain applicable definitions are set forth below):

•Death, disability and severance benefits upon Mr. Hogan’s termination of employment, including severance of one year’s base salary, one year’s target bonus prorated to the date of termination, one year of benefits and one year of vesting of options and restricted stock if Mr. Hogan is terminated without cause or under a constructive termination, as defined in the employment agreement; and
•If Mr. Hogan is terminated without cause or under a constructive termination within three months prior to, or 18 months after, a change in control, severance benefits of one year’s base salary and vesting of 100% of all unvested options and restricted shares in addition to the benefits described in the preceding bullet.

In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control, 50% of the PSA shares subject to the award are deemed earned and vested with the remainder forfeited.

Mr. Davis

Prior to his resignation, Mr. Davis’s employment agreement in effect as of December 31, 2023, provided for the following death, disability, severance, and change in control benefits (certain applicable definitions are set forth below):

•Death benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus;
•Disability benefits paid over 12 months of one year’s annual salary and Mr. Davis’s Target Bonus;
•Severance benefits, if Mr. Davis’s employment with the Company was terminated by the Company in a Without Cause Termination either before or after a Change in Control, of a lump-sum payment equal to two years’ annual salary and an amount equal to 75% of Mr. Davis’s Target Bonus for the year in which termination of employment occurs, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;
•Severance benefits, if Mr. Davis voluntarily resigned after a Constructive Termination, of a lump-sum payment equal to two years’ annual salary and an amount equal to 75% of Mr. Davis’s Target Bonus for the year in which resignation occurs, acceleration of option and restricted stock vesting and welfare benefits for one year following resignation; and
•Immediate vesting of 100% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a Change in Control.

Mr. Martin

Mr. Martin’s employment agreement in effect as of December 31, 2023, provides for the following severance and change in control benefits (certain applicable definitions are set forth below):

•Severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company in a Without Cause Termination or if Mr. Martin voluntarily resigns after a Constructive Termination, of a lump-sum payment equal to one year’s annual salary, continued vesting of restricted stock, and welfare benefits for one year following termination;
•Severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company pursuant to a Without Cause Termination within the first year after a Change in Control, equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin. In addition, the Company will provide welfare benefits for one year following termination; and
•Immediate vesting of 50% of all unvested restricted stock grants previously awarded to Mr. Martin upon the occurrence of a Change in Control.

To the extent payments and benefits to any of Messrs. Hogan, Davis or Martin in connection with a change in control constituted “excess parachute payments” for purposes of Section 280G of the Code subject to excise taxes, such executives could have elected to receive a lesser amount and eliminate the accelerated vesting of his unvested equity awards in order to decrease or eliminate the excise taxes.

The employment agreements for Messrs. Davis, Hogan and Martin generally use the following terms:

“Change in Control” means: (a) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (c) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or (d) one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

This definition of Change in Control is to be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

“Constructive Termination” means his voluntary termination of his employment with the Company following: (i) a material diminution in his base compensation (including benefits); (ii) a material reduction of his performance-based target bonus or other incentive programs; (iii) a relocation of his place of employment of more than 50 miles without his consent; or (iv) a failure of the Company to renew the term of this Agreement following the expiration thereof, or to offer him employment under the terms and conditions of a replacement agreement, on terms and conditions no less favorable to him as under the then existing terms and conditions of the employment agreement; in each case where the condition is not remedied or corrected by the Company within 30 days after notice is sent to the Company in writing specifying the reason why he claims there exists grounds for a Constructive Termination, and the notice is sent within ninety days of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Termination for Cause” means a termination of the executive’s employment by reason of: (a) the repeated or willful failure of the executive to substantially perform his duties that has not been cured after written demand from, with regard to Messrs. Davis and Hogan, the Board, and with regard to Mr. Martin, the CEO; (b) conviction of, entering a plea of guilty or nolo contendere to, a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony; (c) executive’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company; or (d) material breach by executive of any written covenant or agreement with the Company including any covenants not to compete or to non-disclosure of confidential information.

“Without Cause Termination” means a termination of the executive’s employment by the Company other than due to (a) Termination for Cause; (b) Disability; (c) death; or (d) the expiration of the employment agreement.

Under the employment agreements with Messrs. Davis, Hogan and Martin, each executive would be entitled to receive the estimated benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the aforementioned executives, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur.

Quantification of Potential Payments upon Termination and/or Change in Control

The table below reflects the amount that could be payable under the various arrangements assuming that the triggering event set forth in the title of each column occurred on December 31, 2023. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change in control actually occurs.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL AS OF DECEMBER 31, 2023
Name	Trigger	Salary	Bonus	Accelerated Restricted Stock Vesting (1)	Continuation of Benefits (2)	Total
Thomas J. Hogan (3)	Qualifying termination in connection with a change in control	$1,200,000	$900,000	$6,460,891	$12,197	$8,573,088
	Qualifying termination not in connection with a change in control	600,000	900,000	3,163,836	12,197	4,676,033
	Death or disability	600,000	900,000	3,163,836	12,197	4,676,033
	Retirement	—	—	—	—	—
	Termination for other reasons	—	—	—	—	—
Jeffrey S. Davis (4)	Qualifying termination in connection with a change in control	$135,000	$1,012,500	$10,357,106	$14,561	$11,519,167
	Qualifying termination not in connection with a change in control	135,000	1,012,500	10,357,106	14,561	11,519,167
	Death or disability	67,500	1,350,000	—	—	1,417,500
	Retirement	—	—	—	—	—
	Termination for other reasons	—	—	—	—	—
Paul E. Martin (5)	Qualifying termination in connection with a change in control	$460,000	$—	$4,084,460	$12,197	$4,556,657
	Qualifying termination not in connection with a change in control	460,000	—	2,011,196	12,197	2,483,393
	Death or disability	—	—	—	—	—
	Retirement	—	—	—	—	—
	Termination for other reasons	—	—	—	—	—
Susan L. Adomite	Termination for any reason	$—	$—	$—	$—	$—
Kevin T. Sheen	Termination for any reason	$—	$—	$—	$—	$—

(1)Calculated using the closing market price per share of $65.82 of the Common Stock on December 30, 2023 for the total number of restricted shares accelerated.
(2)Represents the estimated present value of all future payments of premiums for benefits which would be paid on behalf of the specified executive officers under the Company’s medical, disability, life, and dental insurance programs.
(3)Upon a without cause termination or if Mr. Hogan voluntarily resigns upon the occurrence of a constructive termination, in each case other than within three months prior to, or 18 months after a change in control, Mr. Hogan would be entitled to continued vesting of his restricted stock during the one-year period following such termination or resignation, which would apply to 42,647 shares of restricted stock having an aggregate value of $2,807,026 using the closing market price per share of $65.82 of the Common Stock on December 30, 2023. In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control, 50% of the PSA shares subject to the award are deemed earned and vested with the remainder forfeited. Upon Mr. Hogan’s death or disability, he would receive a severance payment equal to one year’s base salary and target bonus only. If Mr. Hogan is terminated without cause or under a constructive termination within three months prior to, or 18 months after, a change in control, Mr. Hogan would receive additional an additional severance benefit of one year’s base salary and 100% of Mr. Hogan’s unvested restricted stock would immediately vest, with the exception of his PSA shares. If Mr. Hogan were to terminate his employment with the Company voluntarily or be terminated by the Company for cause, he would receive no compensation except his unpaid salary and bonus earned through the termination date.
(4)Upon Mr. Davis’s death or disability, he would receive a severance payment equal to one year’s base salary and target bonus only. If a change in control were to occur, 100% of Mr. Davis’s unvested restricted stock would immediately vest. If Mr. Davis were to terminate his employment with the Company voluntarily or be terminated by the Company for cause, he would receive no compensation except his unpaid salary and bonus earned through the termination date. If the Company terminated Mr. Davis without cause or Mr. Davis voluntarily resigned after a Constructive Termination, Mr. Davis would be entitled to a lump-sum payment equal to two years’ annual salary and 75% of Mr. Davis’s Target Bonus for the year in which resignation occurs, acceleration of option and restricted stock vesting and welfare benefits for one year following resignation, which would apply to 76,357 shares of restricted stock having an aggregate value of $5,025,818 using the closing market price per share of $65.82 of the Common Stock on December 30, 2023. Mr. Davis resigned from his employment position as Executive Chairman of the Company, effective as of March 1, 2024. Mr. Davis’s resignation terminated his employment agreement other than the restrictive covenants and other covenants that survived in accordance with their terms and did not result in any severance payments.
(5)Upon a without cause termination other than within the first year after a change in control or if Mr. Martin voluntarily resigns upon the occurrence of a constructive termination, he would receive the severance payment and the continuance of benefits listed in the table above, and Mr. Martin would be entitled to continued vesting of his restricted stock during the one-year period following such termination or resignation, which would apply to 30,556 shares of restricted stock having an aggregate value of $2,011,196 using the closing market price per share of $65.82 of the Common Stock on December 30, 2023. Upon Mr. Martin’s death, he would not be entitled to a severance payment. Upon the occurrence of a change in control, 50% of Mr. Martin’s unvested restricted stock would immediately vest. If Mr. Martin were to terminate his employment with the Company voluntarily or be terminated by the Company for cause, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

PAY RATIO DISCLOSURE RULE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing an annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s Current PEO is Thomas J. Hogan, President and Chief Executive Officer. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The results are as follows:

Median Employee total annual compensation (1)	$68,866
Thomas J. Hogan (Current PEO) total annual compensation (2)	$5,855,930
Ratio of PEO to Median Employee compensation	85.0 : 1.0

(1)In determining the median employee, which differs from the median employee used in the prior year’s disclosure, a listing was prepared for all employees as of December 31, 2023. The Company excluded employees from China (114 employees), Canada (63 employees), Serbia (22 employees) and the United Kingdom (six employees), as the total comprised less than 5% of total employees. To identify the median employee, the Company used annual base salary as of December 31, 2023 as the consistently applied compensation measure. Once the median employee was identified, the Company determined the sum of all elements of such employee’s compensation for 2023, in accordance with Item 402(c)(2)(x) of Regulation S-K. The Company changed its methodology for determining the median employee in the current year to allow for ease of aggregation of data across jurisdictions, and the Company does not believe the impact of the change in methodology is material. As of December 31, 2023, the Company employed a total of 6,818 persons worldwide. Excluding the 205 employees from China, Canada, Serbia, and the United Kingdom, as of December 31, 2023, the Company employed 6,613 persons in the United States, India, and Latin America.

(2)Mr. Hogan was our CEO as of December 31, 2023, the date the Company chose to determine the median employee. To calculate compensation for the pay ratio rule, the Company annualized the salary Mr. Hogan earned between October 1, 2023, the day he became CEO, through December 31, 2023, the last day of the Company’s fiscal year. As a result, this amount differs from Mr. Hogan’s compensation as reported in the Summary Compensation Table above.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) of our PEO and the average of our other named executive officers (“Non-PEO NEOs”) and certain financial performance of our Company, illustrating pay versus performance, or PVP. The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect compensation actually earned, realized or received by our PEOs and other NEOs.

PAY VERSUS PERFORMANCE CAP TABLE
	Summary Compensation Table Total for Current PEO (1)	Compensation Actually Paid to Current PEO (1)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of initial fixed $100 investment based on:		Net Income ($ thousands)	Company Selected Measure (CSM) - Adjusted Earnings Per Share (5)
Year							TSR (3)	Peer Group TSR (4)
2023	$5,809,472	$5,110,546	$7,310,823	$6,452,219	$1,421,028	$1,279,623	$142.87	$132.56	$98,933	$3.95
2022	N/A	N/A	$7,058,060	$(1,350,288)	$3,531,245	$(56,204)	$151.57	$123.37	$104,392	$4.28
2021	N/A	N/A	$6,997,941	$20,929,351	$2,967,296	$8,439,303	$280.64	$191.57	$52,091	$3.50
2020	N/A	N/A	$5,573,320	$5,582,158	$2,225,949	$2,266,263	$103.43	$148.83	$30,181	$2.50

(1)Effective October 1, 2023, Thomas J. Hogan (“Current PEO”) succeeded Jeffrey S. Davis (“Former PEO”) as Chief Executive Officer. The PEO Summary Compensation Table to compensation actually paid reconciliation is summarized in the following tables:

Year	Summary Compensation Table Total for Current PEO	Summary Compensation Table Equity	Year-end Fair Value of Outstanding Equity Awards Granted in Covered Year	Change in Fair Value of Outstanding Equity Awards Granted in Prior Years	Change in Fair Value of Prior-Year Equity Awards Vested in Covered Year	Compensation Actually Paid to Current PEO
	a	b	c	d	e	a-b+c+d+e
2023	$5,809,472	$5,237,064	$4,617,997	$(134,014)	$54,155	$5,110,546

Year	Summary Compensation Table Total for Former PEO	Summary Compensation Table Equity	Year-end Fair Value of Outstanding Equity Awards Granted in Covered Year	Change in Fair Value of Outstanding Equity Awards Granted in Prior Years	Change in Fair Value of Prior-Year Equity Awards Vested in Covered Year	Compensation Actually Paid to Former PEO
	a	b	c	d	e	a-b+c+d+e
2023	$7,310,823	$6,749,946	$6,044,646	$(262,731)	$109,427	$6,452,219
2022	$7,058,060	$5,849,940	$4,142,595	$(4,542,685)	$(2,158,318)	$(1,350,288)
2021	$6,997,941	$4,338,808	$10,072,984	$7,239,998	$957,236	$20,929,351
2020	$5,573,320	$3,232,991	$3,496,414	$200,396	$(454,981)	$5,582,158

(2)The Non-PEO NEOs for fiscal years 2020, 2021, and 2022 were Thomas J. Hogan and Paul E. Martin. The Non-PEO NEOs for fiscal year 2023 were Paul E. Martin, Susan L. Adomite and Kevin T. Sheen. The average Non-PEO NEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	Summary Average Compensation Table Total for Non-PEO NEOs	Summary Average Compensation Table Equity	Year-end Average Fair Value of Outstanding Equity Awards Granted in Covered Year	Change in Average Fair Value of Outstanding Equity Awards Granted in Prior Years	Change in Average Fair Value of Prior-year Equity Awards Vested in Covered Year	Average Compensation Actually Paid to Non-PEO NEOs
	a	b	c	d	e	a-b+c+d+e
2023	$1,421,028	$1,059,968	$949,212	$(44,506)	$13,857	$1,279,623
2022	$3,531,245	$2,824,930	$2,000,455	$(1,942,974)	$(820,000)	$(56,204)
2021	$2,967,296	$1,909,554	$4,433,225	$2,666,281	$282,055	$8,439,303
2020	$2,225,949	$1,297,765	$1,403,507	$57,836	$(123,264)	$2,266,263

(3) “TSR” represents Total Shareholder Return.
(4)For each year presented, the peer group used for calculating Peer Group TSR is the same peer group used by the Company for benchmarking compensation, setting the growth goals for the performance award and for determining relative total shareholder return performance for the relative value award. In 2023, the Company’s peer group changed due to the removal of The Trade Desk for a strategy of awarding large performance stock options and Aspen Technology due to a merger, and the additions of Thoughtworks Holding, Inc. and Unisys Corporation. Peer Group TSR would have been $143.95 for 2023 if the peer group had remained the same as the prior year. For a list of the peer group, see “Compensation Discussion and Analysis - Peer Group.”
(5)Reconciliation and further information for Adjusted Earnings Per Share can be found on our Form 8-K filed with the SEC on February 27, 2024, on our Form 8-K filed with the SEC on February 28, 2023 and on our Form 8-K filed with the SEC on February 24, 2022.

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers to our performance:

Most Important Performance Measures
Net Income
Adjusted Earnings Per Share	(1)
Adjusted Net Income	(1)
(1)Reconciliation and further information for Adjusted Earnings Per Share and Adjusted Net Income can be found on our Form 8-K filed with the SEC on February 27, 2024, on our Form 8-K filed with the SEC on February 28, 2023 and on our Form 8-K filed with the SEC on February 24, 2022.

The charts below describe the relationship between the PEO and Non-PEO NEOs’ CAP to Net Income, Adjusted Earnings Per Share, and Total Shareholder Return (TSR).

PEO and Avg. NEO Compensation Actually Paid vs. Net Income
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$25,000,000
$—
Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
CAP
12/31/20
12/31/21
12/31/22
12/31/23
Current PEO CAP
Former PEO CAP
Avg. NEO CAP
Net Income

PEO and Avg. NEO Compensation Actually Paid vs. Adjusted EPS
$5.00
$4.00
$3.00
$2.00
$1.00
Adjusted EPS
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
CAP
12/31/20
12/31/21
12/31/22
12/31/23
Current PEO CAP
Former PEO CAP
Avg. NEO CAP
Adjusted EPS

PEO and Avg. NEO Compensation Actually Paid vs. Total Shareholder Return
$300
$200
$100
$–
TSR
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$–
$(5,000,000)
CAP
12/31/20
12/31/21
12/31/22
12/31/23
Current PEO CAP
Former PEO CAP
Avg. NEO CAP
PRFT TSR
Peer Group TSR

Stock Performance

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative five-year total stockholder return on the Common Stock from December 31, 2018 through December 31, 2023, with the cumulative total return on (i) the NASDAQ Composite Index, (ii) S&P 500 Index, and (iii) S&P 500 Information Technology Index. The comparison assumes the investment of $100 on December 31, 2018, in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

Comparison of 5 Year Cumulative Total Return
Dollars
$800
$700
$600
$500
$400
$300
$200
$100
$0
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
Perficient
NASDAQ Composite Index
S&P 500 Index
S&P 500 Information Technology

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Perficient	$100.00	$206.96	$214.06	$580.82	$313.70	$295.69
NASDAQ Composite Index	100.00	135.23	194.24	235.78	157.74	226.24
S&P 500 Index	100.00	128.88	149.83	190.13	153.16	190.27
S&P 500 Information Technology Index	100.00	148.04	210.54	280.75	199.59	312.15

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and Nasdaq. To the best of the Company’s knowledge, based solely on a review of Forms 3, 4 and 5, and amendments thereto, and, if applicable, written representations furnished to the Company concerning whether a Form 5 was required to be filed for 2023, the Company believes its directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) filing requirements in a timely manner with respect to fiscal year 2023.

PROPOSAL 2

Approval of Advisory Vote On Executive Compensation

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 2.
Approval of Advisory Vote On Executive Compensation

In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the stockholders of the Company are being provided with the opportunity to vote on an advisory resolution to approve the 2023 compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis section (the “CD&A”), compensation tables and accompanying narrative). Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their CD&A and compensation tables. The Compensation Committee and the Board value the opinions expressed by the Company’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for the named executive officers.

As described in the CD&A, the Company believes that the quality, ability, and commitment of the named executive officers are significant factors contributing to the proper leadership of Perficient and driving stockholder value for the Company. Accordingly, our executive compensation programs are designed to:

•Attract, retain, and motivate qualified talent;
•Motivate executives to improve the overall performance of the Company and reward executives when the Company achieves specific measurable results;
•Encourage accountability by determining salaries and incentive awards based on the Company’s collective performance and contribution;
•Ensure compensation levels are externally competitive and create internal pay equity among executives; and
•Align our executives’ long-term interests with those of our stockholders.

Stockholders are urged to read the CD&A, which more thoroughly discusses how the compensation policies and procedures implement the Company’s compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s compensation philosophy and in achieving its goals.

Board of Directors’ Recommendation

Stockholders have the opportunity to vote “FOR”, “AGAINST”, or “ABSTAIN” on the following advisory resolution relating to the executive compensation of our named executive officers as disclosed in this Proxy Statement:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this Proxy Statement, is hereby approved.”

This vote is not intended to address a specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices as described in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of our Common Stock cast in person or by proxy, excluding abstentions, on the proposal will be considered approval by the stockholders of the advisory resolution on executive compensation.

The Board recommends a vote “FOR” the proposal to approve the advisory resolution relating to the executive compensation of our named executive officers.

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 3.
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2024. KPMG has served as the Company’s independent registered public accounting firm since 2007. Although action by the stockholders in this matter is not required, the Audit Committee believes that in light of the critical role played by the independent registered public accounting firm in providing assurance regarding the integrity of the Company’s internal controls over financial reporting, it is a matter of good practice.

In the event our stockholders fail to approve the proposal to appoint KPMG as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Board of Directors’ Recommendation

The Board recommends a vote “FOR” the proposal to ratify the independent registered public accounting firm.

Principal Accounting Firm Fees and Services

The table below sets forth fees for professional audit services rendered by KPMG for fiscal years 2023 and 2022, as well as the fees billed with respect to audit-related, tax and all other services rendered during those periods.

	Year Ended December 31,
	2023	2022
Audit fees	$1,172,100	$1,392,000
Audit-related fees	—	62,825
Tax fees	34,625	31,300
All other fees	—	—
Total fees	$1,206,725	$1,486,125

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of the Company’s annual consolidated financial statements and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K; the quarterly reviews of condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; statutory audits of subsidiaries; other statutory or regulatory filings; and services that are normally provided in connection with such filings.

Audit-Related Fees. Audit-related fees represent all fees provided for professional services rendered by KPMG for financial and tax due diligence for a confidential acquisition.

Tax Fees. Tax fees represent all fees provided for professional services rendered by KPMG for tax compliance, tax advice and tax planning. The Company did not pay any other tax-related fees to KPMG for the years ended December 31, 2023 or December 31, 2022.

We expect that one or more representatives of KPMG will be available at the Meeting. Each of these representatives will have the opportunity to make a statement, if they desire, and is expected to be available to respond to any questions.

AUDIT COMMITTEE PRE-APPROVAL
POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services and non-audit services that are permitted by applicable laws and regulations, and that are to be performed by the Company’s independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and non-audit services that may be provided by the Company’s independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. All requests to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board by providing oversight of the financial management, legal compliance programs, independent auditors, and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements, as of and for the fiscal year ended December 31, 2023, were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees” and the SEC. The Audit Committee also received the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent auditors their independence and related matters.

The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Audit Committee
David S. Lundeen, Chairman
Jill A. Jones
Nancy C. Pechloff

Beneficial Ownership, Related Party Transactions, Proposals for the Next Annual Meeting and Other Matters

PERFICIENT, INC. 2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 5, 2024 for each director and each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name and Company Position	Shares Beneficially Owned (1)	Percent of Class (2)
Thomas J. Hogan, President and CEO	183,204	*
Paul E. Martin, CFO	205,664	*
Susan L. Adomite, SVP, Controller and Principal Accounting Officer	15,064	*
Kevin T. Sheen, SVP - Global Operations	25,841	*
Jeffrey S. Davis, Chairman of the Board	213,882	*
Romil Bahl, Director	6,643	*
Jill A. Jones, Director	4,311	*
David S. Lundeen, Director	30,313	*
Brian L. Matthews, Director	14,600	*
Nancy C. Pechloff, Director	12,307	*
Gary M. Wimberly, Director	15,748	*
Directors and executive officers as a group (11 active persons)	727,577	2.1%

(1)Represents the Company’s only class of voting Common Stock.
(2)The percentage of Common Stock owned is based on total shares outstanding of 35,102,756 as of April 5, 2024.
* Represents less than 1% of the Company's Common Stock outstanding as of April 5, 2024.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 5, 2024, information for each entity that, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act:

	Amount and Nature of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class (1)
BlackRock Inc.	5,379,923	(2)	15.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	4,291,141	(3)	12.2%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP	1,945,667	(4)	5.5%
280 Congress Street
Boston, MA 02210

(1)The percentage of Common Stock owned is based on total shares outstanding of 35,102,756 as of April 5, 2024.
(2)According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on January 22, 2024. The Schedule 13G states that the filer has sole voting power for 5,336,491 shares and sole power to dispose or to direct the disposition of all shares.
(3)According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 13, 2024. The Schedule 13G states that the filer has shared voting power for 63,705 shares, sole power to dispose or to direct the disposition of 4,189,002 shares and shared power to dispose or to direct the disposition of 102,139 shares.
(4)According to information provided to the Company in a Schedule 13G filed with the SEC on February 8, 2024. The Schedule 13G states that the filer has shared voting power for 1,464,246 shares and shared power to dispose or to direct the disposition of 1,945,667 shares.

Equity Compensation Plan Information

The following table provides information with respect to the equity securities that are authorized for issuance under the Company’s compensation plans as of December 31, 2023:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation (#) (1)
Equity Compensation Plans Approved by Security Holders	—	$—	2,352,908
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	$—	2,352,908

(1)Represents authorized shares issuable pursuant to the Incentive Plan. Also includes 341,059 shares reserved for issuance under the Perficient, Inc. Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Directors and Officers Questionnaires and its conduct and ethics policies. The Company also considers the independence of its directors. The discussion of the independence of the directors is contained herein under the caption “Composition and Meetings of the Board of Directors and Committees.”

Directors and Officers Questionnaires are distributed to directors and executive officers at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, directors and executive officers are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since January 1, 2023, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect material interest: (i) the individual; (ii) any director or executive officer of the Company; (iii) a nominee for director; (iv) an immediate family member of a director or executive officer of the Company; (v) an immediate family member of a nominee for director; (vi) a security holder of 5% or more of the Common Stock; or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action. None of our directors or director nominees is a party to any agreement or arrangement relating to compensation provided by a third party in connection with their candidacy or board service as required to be disclosed pursuant to NASDAQ Rule 5250(b)(3).

It is the policy of the Company that all employees, directors, and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Conduct”) for employees and in the Financial Code of Ethics for the CEO, CFO, and Other Senior Financial Officials (the “Financial Code of Ethics”), both adopted by the Board. These policies are available on the Company’s website at www.perficient.com. Any amendment to, or waiver of, the Financial Code of Ethics will be disclosed by the Company on its website at www.perficient.com. All Company employees must deal with vendors, customers, and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest may arise from any of the following:

•A direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and
•Serving on the board of directors of, or being employed in any capacity by, a vendor, competitor or customer of the Company.

Relationships, including business, financial, personal, and family, may give rise to conflicts of interest or the appearance of a conflict. Employees are encouraged to carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

•Employees are prohibited from directly or indirectly competing or performing services for any person or entity in competition with, the Company.
•Employees are required to comply with the policies set forth in the Code of Conduct regarding the receipt or giving of gifts, favors or entertainment.
•A full-time employee is required to obtain the approval of their supervisor before serving as a trustee, regent, director, or officer of a philanthropic, professional, national, regional, or community organization, or educational institution.
•Employees may not sell or lease equipment, materials or property to the Company without appropriate corporate authority.
•Employees are required to purchase Company equipment, materials or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a Company supervisor, corporate management, or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval. Waivers are made on a case-by-case basis. The Board has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions. In making this determination, the Board considered the infrequency in occurrence of these transactions. Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.perficient.com.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder of Perficient eligible to vote in an election may make stockholder proposals and nominations for the 2025 Annual Meeting. In order to be considered for inclusion in the 2025 Proxy Statement and considered at the 2025 Annual Meeting, all stockholders proposals, nominations and notifications must: (i) comply with the procedures set forth in Perficient’s bylaws and applicable law; and (ii) be appropriately received by the Secretary of Perficient on or before December 18, 2024.

Pursuant to the bylaws of Perficient, nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in the bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to notice in writing to the Secretary of the Company, and must be received by the Secretary of Perficient on or before December 18, 2024. Such stockholder’s notice shall set forth:

(1)the name, age, business address and residence address of such person;
(2)the principal occupation or employment of such person;
(3)the class and number of shares of the Company which are beneficially owned by such person;
(4)a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and
(5)any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A of the Exchange Act including, without limitation, Rule 14a-19 under the Exchange Act (such other information including, without limitation, such person’s written consent to being named in any applicable proxy statement as a nominee and to serving as a director if elected).

Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

OTHER MATTERS

The Board does not intend to bring any matters before the Meeting other than those stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please promptly complete, sign, date, and return a proxy card or vote your proxy by telephone or the Internet according to the instructions on your proxy card.

PERFICIENT

PERFICIENT, INC.
555 MARYVILLE UNIVERSITY DRIVE
SUITE 600
ST. LOUIS, MO 63141
ATTN: DANIEL ORF

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 26, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 26, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38474-P10178

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERFICIENT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Romil Bahl	☐	☐	☐
1b. Jeffrey S. Davis	☐	☐	☐
1c. Thomas J. Hogan	☐	☐	☐
1d. Jill A. Jones	☐	☐	☐
1e. David S. Lundeen	☐	☐	☐
1f. Brian L. Matthews	☐	☐	☐
1g. Nancy C. Pechloff	☐	☐	☐
1h. Gary M. Wimberly	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, a resolution relating to the 2023 compensation of the named executive officers.	☐	☐	☐
3. Proposal to ratify KPMG LLP as Perficient, Inc.'s independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V38475-P10178

PERFICIENT, INC.
Annual Meeting of Stockholders
Wednesday, May 29, 2024 10:00 AM local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas J. Hogan and Paul E. Martin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Perficient, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 29, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" ITEMS 2 AND 3. SHOULD A NOMINEE FOR DIRECTOR BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side